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As filed with the Securities and Exchange Commission on November 12, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10 and FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Form F-10	Form S-4
Kinross Gold Corporation (FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)	(FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)

          (Exact Name of Registrant as Specified in its Charter)

Ontario
(Province or Other Jurisdiction of Incorporation or Organization)

1040
(Primary Standard Industrial Classification Code Number)

650430083
(I.R.S. Employer Identification No.)

25 York Street
17th Floor
Toronto, Ontario
Canada M5J 2V5
(416) 365-5123
(Address, including postal code, and telephone number, including area code, of Registrant's principal executive offices)

Nathan M. Longenecker
Secretary
Kinross Gold U.S.A., Inc.
5075 S. Syracuse Street,
Suite 800,
Denver, Colorado,
80237
(303) 802-1445
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:

Geoffrey P. Gold, Esq. Kinross Gold Corporation 25 York Street 17th Floor Toronto, Ontario Canada M5J 2V5 (416) 365-5123	Robert G. DeLaMater, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Mary Abbott, Esq. Osler, Hoskin & Harcourt LLP 100 King Street West 1 First Canadian Place Suite 6100, P.O. Box 50 Toronto, Ontario Canada M5X 1B8 (416) 862-4217

          Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after this registration statement becomes effective.

Form F-10
Province of Ontario, Canada
(Principal Jurisdiction Regulating this Form F-10 Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below):
	1.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	After the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

Form S-4

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instructions G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐    Accelerated filer ☐

Non-accelerated filer ☒    Smaller reporting company ☐

(Do not check if a smaller reporting company)

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
5.85% Senior Notes due 2024 of Kinross Gold Corporation ("Kinross")	$500,000,000	100%	$500,000,000	$58,100
Guarantees(2)	N/A	N/A	N/A	N/A

Total	$500,000,000		$500,000,000	$58,100

(1)
The notes being registered are offered (i) in exchange for 5.95% Senior Notes due 2024 previously sold in a transaction exempt from registration under the Securities Act of 1933, as amended, and (ii) upon certain resales of the notes by broker-dealers. The registration fee has been computed based on the face value of the notes solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

(2)
Certain subsidiaries of Kinross Gold Corporation will guarantee the payment of principal of, and premium (if any) and interest on, the debt securities registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional filing fee is being paid in respect of the guarantees.

          The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Form F-10

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Aurelian Resources Inc.	N/A	Canada
Red Back Mining Mauritania No. 2 Limited	N/A	British Columbia
Red Back Mining Inc.	N/A	Canada

Form S-4

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
BGO (Bermuda) Ltd.	N/A	Bermuda
Kinross Brasil Mineraçao S.A.	N/A	Federative Republic of Brazil
Crown Resources Corporation	84-1097086	Washington
Fairbanks Gold Mining, Inc.	06-1325563	Delaware
Melba Creek Mining, Inc.	92-0129829	Alaska
Compañía Minera Mantos de Oro	N/A	Republic of Chile
Compañía Minera Maricunga	98-0151091	Republic of Chile
Round Mountain Gold Corporation	88-0211837	Delaware

        Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Principal Executive Offices: c/o Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123.

        Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service: Shelley M. Riley, Secretary, Kinross Gold U.S.A., Inc., to 5075 S. Syracuse Street, Suite 800, Denver, Colorado, 80237, (303) 802-1445.

 PART 1

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be exchanged prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY SHORT FORM PROSPECTUS

New Issue	SUBJECT TO COMPLETION, DATED NOVEMBER , 2014

Kinross Gold Corporation

Offer to exchange all outstanding 5.95% Senior Notes due 2024 issued on March 6, 2014 for up to $500,000,000 Aggregate Principal Amount of Registered 5.95% Senior Notes
due 2024 and the Guarantees thereon

The Initial Notes:

$500,000,000 aggregate principal amount of 5.95% Senior Notes due 2024 (the "Initial Notes") were originally issued by Kinross Gold Corporation ("Kinross") on March 6, 2014 in a transaction that was exempt from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and resold to qualified institutional buyers in reliance on Rule 144A and non-U.S. persons outside the United States in reliance on Regulation S.

The New Notes:

The terms of the new notes (the "New Notes") are substantially identical to the terms of the Initial Notes, except that the New Notes will be registered under the Securities Act, will not contain restrictions on transfer or certain provisions relating to additional interest, will bear a different CUSIP number from the Initial Notes and will not entitle their holders to registration rights. The New Notes will evidence the same continuing indebtedness as the Initial Notes. We refer to the Initial Notes and the New Notes together as the "Notes".

All dollar amounts in this prospectus are in U.S. dollars, unless otherwise indicated. See "Exchange Rate Information".

See "Risk Factors" beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

Exchange Offer:

Our offer to exchange Initial Notes for New Notes will be open until 5:00 p.m., New York City time, on                                    , 201    , unless we extend the offer.

New Notes will be issued in exchange for an equal principal amount of outstanding Initial Notes accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept the Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. See "Exchange Offer — Terms of the Exchange Offer — Conditions."

There is no market through which these securities may be sold and purchasers may not be able to resell securities purchased under the short form prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See "Risk Factors".

Kinross is permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different than those of the United States. Kinross presents its financial statements in U.S. dollars and its financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), and they may be subject to Canadian auditing and auditor independence standards. Unless otherwise indicated, financial information included or incorporated by reference into this prospectus has been prepared in accordance with IFRS. As a result, certain financial information included or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States.

Owning the Notes may subject you to tax consequences in the United States and Canada. You should read the tax discussion in this prospectus. This prospectus may not describe these tax consequences fully. You should read the tax discussion in "U.S. Federal Income Tax Considerations" and "Canadian Federal Income Tax Considerations."

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Ontario, Canada, some of our officers and directors and some of the experts named in this prospectus are resident outside of the United States, and many of our assets are located outside of the United States. It may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States.

THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE ONTARIO SECURITIES COMMISSION, THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR, NOR HAS THE ONTARIO SECURITIES COMMISSION, THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Since no securities are being offered pursuant to this prospectus, no proceeds will be raised and all expenses in connection with the preparation and filing of this prospectus will be paid by Kinross from its general corporate funds.

No underwriter is being used in connection with this exchange offer or has been involved in the preparation of this prospectus or has performed any review of the contents of this prospectus.

The earnings coverage ratios in respect of Kinross' indebtedness for the 12-month periods ended December 31, 2013 and September 30, 2014 are less than one-to-one. See "Earnings Coverage."

Prospective investors should be aware that, during the period of the exchange offer, the registrant or its affiliates, directly or indirectly, may bid for or make purchases of the Notes to be distributed or to be exchanged, or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.

This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of New Notes received in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market making or other trading activities.

The date of this prospectus is                                    , 2014.

 IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

        You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the New Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the respective date of the document in which such document appears.

        The New Notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.

        Kinross presents its financial statements in U.S. dollars and beginning January 1, 2011, the financial statements are prepared in accordance with IFRS. Unless otherwise indicated, financial information included or incorporated by reference in this prospectus has been prepared in accordance with IFRS. As a result, certain financial information included or incorporated by reference in this prospectus may not be comparable to financial information prepared by other U.S. or Canadian companies.

        References to "$" in this prospectus are to U.S. dollars and references to "Cdn$" in this prospectus are to Canadian dollars unless otherwise indicated. See "Exchange Rate Information".

        In this prospectus, "we", "us" and "our" refer to Kinross and its subsidiaries, unless the context requires otherwise.

i

 TABLE OF CONTENTS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	iii
WHERE YOU CAN FIND MORE INFORMATION	iv
NOTE REGARDING FORWARD-LOOKING STATEMENTS	iv
NOTICE REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES	vii
EXCHANGE RATE INFORMATION	vii
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	vii
PROSPECTUS SUMMARY	1
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	7
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	8
RISK FACTORS	9
KINROSS	13
GENERAL DEVELOPMENT OF THE BUSINESS	15
EXCHANGE OFFER	18
USE OF PROCEEDS	26
CONSOLIDATED CAPITALIZATION	27
EARNINGS COVERAGE	28
DESCRIPTION OF THE NOTES AND GUARANTEES	29
U.S. FEDERAL INCOME TAX CONSEQUENCES	47
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	48
PLAN OF DISTRIBUTION	49
INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS	49
INTERESTS OF QUALIFIED PERSONS	49
VALIDITY OF NOTES AND GUARANTEES	49
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	50

        This prospectus incorporates by reference documents that contain important business and financial information about us that is not included in or delivered with this prospectus. These documents are available without charge to security holders upon written or oral request to the Corporate Secretary of Kinross at Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123 and are also available electronically on the System for Electronic Document Analysis and Retrieval at http://sedar.com. To obtain timely delivery, holders of the Initial Notes must request these documents no later than five business days before the expiration date. Unless extended, the expiration date is                                    , 201    .

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with or furnished to the U.S. Securities and Exchange Commission (the "Commission"), are specifically incorporated by reference in this prospectus:

  (a)
  The annual information form of Kinross dated as of March 31, 2014 for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.1 to Kinross' Form 40-F filed with the Commission on March 31, 2014 (the "Form 40-F")).

  (b)
  The annual audited consolidated financial statements of Kinross for the year ended December 31, 2013, including consolidated balance sheets as at December 31, 2013, December 31, 2012 and January 1, 2012 and the consolidated statements of operations, comprehensive loss, cash flows, and equity for the years ended December 31, 2013 and December 31, 2012 and related notes, together with the reports of the registered public accounting firm thereon (incorporated by reference to Exhibit 99.3 of the Form 40-F).

  (c)
  The management's discussion and analysis of Kinross for the financial year ended December 31, 2013 (incorporated by reference to Exhibit 99.2 of the Form 40-F).

  (d)
  The management information circular of Kinross dated March 26, 2014, in connection with the annual meeting of Kinross' shareholders held on May 8, 2014 (incorporated by reference to Exhibit 99.2 to Kinross' Form 6-K, furnished to the Commission on April 7, 2014).

  (e)
  The news release of Kinross dated October 21, 2014 (incorporated by reference to Exhibit 99.1 to Kinross' Form 6-K, furnished to the SEC on October 22, 2014).

  (f)
  The unaudited interim condensed consolidated financial statements of Kinross for the three and nine months ended September 30, 2014, including consolidated balance sheets as at September 30, 2014 and December 31, 2013, and the consolidated statements of operations, comprehensive income (loss), cash flows and equity for the three and nine months ended September 30, 2014 and 2013 and related notes (incorporated by reference to Exhibit 99.1 to Kinross' Form 6-K, furnished to the Commission on November 5, 2014).

  (g)
  The management's discussion and analysis of Kinross for the three and nine months ended September 30, 2014 (incorporated by reference to Exhibit 99.1 to Kinross' Form 6-K, furnished to the Commission on November 5, 2014).

        Any annual information form, annual financial statements (including the auditors' report thereon), interim financial statements, management's discussion and analysis, material change report (excluding any confidential material change reports), business acquisition report or information circular or amendments thereto that we file with any securities commission or similar regulatory authority in Canada after the date of this prospectus and prior to the termination of the offering of the New Notes will be incorporated by reference in this prospectus and will automatically update and supersede information contained or incorporated by reference in this prospectus. In addition, all documents we file with or furnish to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to the termination of the offering of the New Notes to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus and the registration statement of which the prospectus forms a part from the date of filing or furnishing of such documents (in the case of any Report on Form 6-K, if and to the extent expressly set forth in such report).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent any statement contained herein or in any subsequently filed or furnished document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

 WHERE YOU CAN FIND MORE INFORMATION

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request to the Corporate Secretary of Kinross at Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123, copies of the documents incorporated by reference in this prospectus. We do not incorporate by reference into this prospectus any of the information on, or accessible through, our website or any of the websites listed below.

        We file certain reports with, and furnish other information to, the Commission and the provincial and territorial securities regulatory authorities of Canada. Kinross' Commission file number is 1-13382. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, Kinross is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Kinross' officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the Commission are available, and our reports and other information filed or furnished in the future with or to the Commission will be available, from the Commission's Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym "EDGAR", as well as from commercial document retrieval services. You may also read (and by paying a fee, copy) any document we file with or furnish to the Commission at the Commission's public reference room in Washington, D.C. (100 F Street N.E., Washington, D.C. 20549). Please call the Commission at 1-800-SEC-0330 for more information on the public reference room. You may also inspect our Commission filings at the NYSE, 20 Broad Street, New York, New York 10005. Our Canadian filings are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at http://www.sedar.com.

        We have filed with the Commission under the Securities Act, a registration statement on Form F-10/S-4 relating to the securities being offered hereunder and of which this prospectus forms a part. This prospectus does not contain all the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the Commission. Items of information omitted from this prospectus but contained in the registration statement will be available on the Commission's website at http://www.sec.gov.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus including, but not limited to, any information as to our future financial or operating performance, constitute "forward-looking information" or "forward-looking statements" within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and the provisions for "safe harbor" under the U.S. Private Securities Litigation Reform Act of 1995 and are based on expectations, estimates and projections as of the date of this prospectus. Forward-looking statements contained in this prospectus, include, without limitation, statements with respect to: our guidance for production; production costs of sales, all-in sustaining cost and capital expenditures; expected savings pursuant to our cost review and reduction initiatives including, without limitation, optimization of projects and operations, as well as references to other possible events, the future price of gold and silver, the estimation of mineral reserves and mineral resources, the realization of mineral reserve and mineral resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of projects and new deposits, success of exploration, development and mining activities, permitting timelines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. The words "anticipate", "believe", "estimates", "expects", "explore", "forecasts", "focus", "guidance", "indicative", "initiative", "intend", "on track", "options", "outlook", "projected", "opportunity", "plan", "potential",

"pursue", "scheduled", "seek" or "study", or variations of or similar such words and phrases or statements that certain actions, events or results "may", "could", "should" or "will be sufficient", "will not be", "impact", or "will enable" and similar such expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Kinross as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates, models and assumptions of Kinross referenced, contained or incorporated by reference in this prospectus, which may prove to be incorrect, include, but are not limited to, the various assumptions set forth or incorporated by reference herein as well as: (1) there being no significant disruptions affecting the operations of the Company or any entity in which it now or hereafter directly or indirectly holds an investment, whether due to labour disruptions, supply disruptions, power disruptions, damage to equipment or otherwise; (2) permitting, development, operations and expansion at Paracatu (including, without limitation, land acquisitions and permitting for the construction and operation of the new tailings facility) being consistent with our current expectations; (3) the cessation by the Company of further investment and development of the Fruta del Norte deposit and La Zarza mining concession ("FDN") being consistent with Kinross' current expectations including, without limitation, as to the reasonable cooperation of the Government of Ecuador in ensuring an orderly transition with respect to FDN that respects the interests of both parties; the closing of the announced transaction with Fortress Minerals Corp.; the implementation of Ecuador's mining and investment laws (and prospective amendment to these laws) and related regulations and policies; and compliance with, and the implementation and enforcement of, the Canada-Ecuador Agreement for the Promotion and Reciprocal Protection of Investments; (4) political and legal developments in any jurisdiction in which the Company, or any entity in which it now or hereafter directly or indirectly holds an investment, operates being consistent with its current expectations including, without limitation, the impact of escalating political tensions and uncertainty in Russia and Ukraine or any related sanctions and any other similar restrictions or penalties imposed by any government, the transition period as we reduce our level of activity in Ecuador and any potential amendments to the Brazilian Mining Code, the Mauritanian Customs Code, the Mauritanian Mining Code, the Mauritanian VAT regime and water legislation or other water use restrictions in Chile (including, but not limited to, the interpretation, implementation and application of any such amendments), being consistent with Kinross' current expectations; (5) the exchange rate between the Canadian dollar, Brazilian real, Chilean peso, Russian rouble, Mauritanian ouguiya, Ghanaian cedi and the U.S. dollar being approximately consistent with current levels; (6) certain price assumptions for gold and silver; (7) prices for diesel, natural gas, fuel oil, electricity and other key supplies being approximately consistent with current levels; (8) production and cost of sales forecasts for the Company, and entities in which it now or hereafter directly or indirectly holds an investment, meeting expectations; (9) the accuracy of the current mineral reserve and mineral resource estimates of the Company (including but not limited to the classification of such estimates as mineral reserves or mineral resources, and ore tonnage and ore grade estimates); (10) labour and materials costs increasing on a basis consistent with Kinross' current expectations; (11) the permitting and development of, operations at and production from the Company's operations and projects, including but not limited to production from Dvoinoye; permitting, development and expansion at Tasiast (including but not limited to, opportunities to enhance/optimize project economics and reduce execution risk of the potential expansion, and any resulting optimization initiatives which may, among other things, lead to changes in processing approach and maintenance, and conversion of adjacent exploration licences to exploitation licences); and permitting and development at Cerro Casale or Lobo Marte, being consistent with Kinross' current expectations; (12) the terms and conditions of the legal and fiscal stability agreements for the Tasiast and Chirano operations being interpreted and applied in a manner consistent with their intent and Kinross' expectations; (13) goodwill and/or asset impairment potential, including but not limited to as a result, in whole or in part, of any inability to maintain or obtain permits, any reclassification of mineral reserve or mineral resource estimates, and/or postponement or cessation of advancement of development; and (14) access to capital markets, including but not limited to maintaining an investment grade debt rating and, as required, securing and maintaining partial project financing for Dvoinoye, Kupol and any expansion at Tasiast, being consistent with the Company's current expectations. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, but are not limited to: sanctions (any other similar restrictions or penalties) now or subsequently imposed by, against, in respect of or otherwise impacting any jurisdiction in which the Company is domiciled or operates (including but not limited to Russia, Canada, the European Union and the United States), or any government or citizens of, persons or companies domiciled in,

v

or the Company's business, operations or other activities in, any such jurisdiction; our ability to successfully cease further investment in and development of FDN and, in cooperation with the Government of Ecuador, successfully complete an orderly transition with respect to FDN (including, but limited to, the closing of the announced transaction with Fortress Minerals Corp.) that is respectful of the interests of both parties and does not impose on the Company (and/or any of its directors, officers or employees) any unreasonable obligations or liabilities; litigation commenced, or other claims or actions brought, against the Company (and/or any of its directors, officers or employees) in respect of the cessation by the Company of further investment in and development of FDN, or any of the Company's prior or continuing activities on or in respect thereof or otherwise in Ecuador; fluctuations in the currency markets; fluctuations in the spot and forward price of gold or certain other commodities (such as fuel and electricity); changes in the discount rates applied to calculate the present value of net future cash flows based on country-specific real weighted average cost of capital; changes in the market valuations of peer group gold producers and the Company, and the resulting impact on market price to net asset value multiples; changes in various market variables, such as interest rates, foreign exchange rates, gold or silver prices and lease rates, or global fuel prices, that could impact the mark-to-market value of outstanding derivative instruments and ongoing payments/receipts under any financial obligations; risks arising from holding derivative instruments (such as credit risk, market liquidity risk and mark-to-market risk); changes in national and local government legislation, taxation (including but not limited to income tax, advance income tax, stamp tax, withholding tax, capital tax, tariffs, value-added or sales tax, capital outflow tax, capital gains tax, windfall or windfall profits tax, royalty, excise tax, customs/import or export taxes/duties, asset taxes, asset transfer tax, property use or other real estate tax, together with any related fine, penalty, surcharge, or interest imposed in connection with such taxes), controls, policies and regulations; the security of personnel and assets; political or economic developments in Canada, the United States, Chile, Brazil, Russia, Ecuador, Mauritania, Ghana, or other countries in which Kinross, or entities in which it now or hereafter directly or indirectly holds an interest, do business or may carry on business; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions and complete divestitures; operating or technical difficulties in connection with mining or development activities; employee relations; litigation against the Company including, but not limited to, securities class action litigation in Canada and/or the United States; the speculative nature of gold exploration and development including, but not limited to, the risks of obtaining and maintaining necessary licenses and permits at our operations and projects (including but not limited to Cerro Casale and Lobo Marte), and decisions made by controlling joint venture partners such as at Cerro Casale; diminishing quantities or grades, or reclassifications of mineral reserves; adverse changes in our credit rating; and contests over title to properties, particularly title to undeveloped properties. In addition, there are risks and hazards associated with the business of gold exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance, or the inability to obtain insurance, to cover these risks). Many of these uncertainties and contingencies can directly or indirectly affect, and could cause, Kinross' actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, Kinross, including but not limited to resulting in an impairment charge on goodwill and/or assets. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are provided for the purpose of providing information about management's expectations and plans relating to the future. All of the forward-looking statements made in this prospectus are qualified by these cautionary statements and those made in our other filings with the securities regulators of Canada and the United States including, but not limited to, the cautionary statements made in the "Risk Factors" section of our management's discussion and analysis for the financial year ended December 31, 2013 and management's discussion and analysis for the nine months ended September 30, 2014. These factors are not intended to represent a complete list of the factors that could affect Kinross. Kinross disclaims any intention or obligation to update or revise any forward-looking statements or to explain any material difference between subsequent actual events and such forward-looking statements, except to the extent required by applicable law.

 NOTICE REGARDING PRESENTATION OF MINERAL RESERVE
AND MINERAL RESOURCE ESTIMATES

        In accordance with applicable Canadian securities regulatory requirements, all mineral reserve and mineral resource estimates of Kinross incorporated by reference in this prospectus have been prepared in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"), classified in accordance with Canadian Institute of Mining Metallurgy and Petroleum's "CIM Standards on Mineral Resources and Reserves Definitions and Guidelines" (the "CIM Guidelines"). The definitions of mineral reserves and mineral resources are set out in our disclosure of our mineral reserve and mineral resource estimates that are incorporated by reference in this prospectus.

        The terms "mineral reserve," "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Guidelines. These definitions differ from the definitions in the SEC Industry Guide 7 under the Securities Act ("SEC Industry Guide 7"). Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves. The three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate government authority.

        In addition, Kinross uses the terms "mineral resources," "measured mineral resources," "indicated mineral resources" and "inferred mineral resources." While those terms are recognized by Canadian securities regulatory authorities, they are not recognized by the SEC. Pursuant to the CIM Guidelines, mineral resources have a higher degree of uncertainty than mineral reserves as to their existence as well as their economic and legal feasibility. Inferred mineral resources, when compared with measured or indicated mineral resources, have the least certainty as to their existence, and it cannot be assumed that all or any part of an inferred mineral resource will be upgraded to an indicated or measured mineral resource as a result of continued exploration. Pursuant to NI 43-101, inferred mineral resources may not form the basis of any economic analysis, including any feasibility study. Accordingly, investors are cautioned not to assume that all or any part of a mineral resource exists, will ever be converted into a mineral reserve, or is or will ever be economically or legally mineable or recovered. Accordingly, these mineral reserve and mineral resource estimates and related information may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal laws and the rules and regulations thereunder, including SEC Industry Guide 7.

EXCHANGE RATE INFORMATION

        The noon exchange rate on November 12, 2014, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was $1.00 equals Cdn$1.1284.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a corporation existing under the laws of the Province of Ontario, Canada. A majority of our assets are located outside of the United States. In addition, most of our directors and officers named in this prospectus and the documents incorporated by reference herein are resident outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws. We have been advised by Osler, Hoskin & Harcourt LLP, our Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by an Ontario court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Ontario in the first instance on the basis of liability predicated solely upon such laws.

        The assets of several of our subsidiary guarantors are also located outside of the United States. Their directors and officers are generally resident outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws.

 PROSPECTUS SUMMARY

Company Overview

        Kinross Gold Corporation ("Kinross" and the "Company") is one of the largest gold producers in the world based on 2013 production volumes. Our market capitalization was approximately $3.8 billion as at September 30, 2014. Based in Toronto, Ontario, Kinross was formed in 1993 from three predecessor mining companies, and now owns or has a joint venture interest in nine operating mines in Brazil, Chile, Russia, Mauritania, Ghana and the United States. The Company has approximately 39.7 million ounces of gold, 44.8 million ounces of silver and 1.4 billion pounds of copper in proven and probable mineral reserves based on our 2013 Mineral Reserve and Mineral Resource Statement, which we refer to in our Form 6-K, furnished to the SEC on February 13, 2014.

        For the nine months ended September 30, 2014, we had revenues of $2.7 billion and net earnings from continuing operations attributable to common shareholders of $73.5 million, with attributable gold-equivalent production of 2,038,339 ounces.

        For the year ended December 31, 2013, we had revenues of $3.8 billion and a net loss from continuing operations attributable to common shareholders of $3.0 billion, with attributable gold-equivalent production from continuing operations of 2,631,092 ounces. The net loss from continuing operations attributable to common shareholders of $3.0 billion included the impact of after-tax impairment charges aggregating $2,834.1 million, of which $544.8 million was recorded as at December 31, 2013 and $2,289.3 million was recorded as at June 30, 2013. The December 31, 2013 impairment charge included property, plant and equipment impairment of $376.0 million at Maricunga, net of a tax recovery of $49.2 million, and goodwill impairment of $168.8 million at Quebrada Seca, a non-operating property in Chile. The June 30, 2013 impairment charge included property, plant and equipment impairment of $1,334.7 million at Tasiast and goodwill and property, plant and equipment impairment aggregating $954.6 million at several of our other cash generating units ("CGUs"). The June 30, 2013 property, plant and equipment impairment charges were net of a tax recovery of $108.7 million.

        Our principal product is gold, produced in the form of doré that we send to refineries for final processing. As a by-product, we also produce limited amounts of silver (primarily from our La Coipa mine in Chile, up to its suspension in October 2013, and from our Kupol mine in Russia), which is converted into gold equivalents for reporting purposes based on relative market prices.

        The following table sets out our primary mining operations, along with our percentage ownership and attributable share of production and sales volume for the year ended December 31, 2013:

		Gold Equivalent Ounces (Kinross Share) (Year Ended December 31, 2013)
	% Ownership (as of December 31, 2013)
Operation		Produced	Sold
Fort Knox, Alaska, USA	100	421,641	416,103
Round Mountain, Nevada, USA	50	162,826	161,836
Kettle River-Buckhorn, Washington, USA	100	150,157	151,559
Kupol, Russia(1)	100	550,188	569,432
Paracatu, Brazil	100	500,380	507,953
La Coipa, Chile	100	162,405	174,548
Maricunga, Chile	100	187,815	192,537
Tasiast, Mauritania	100	247,818	244,954
Chirano, Ghana(2)	90	275,402	278,171

Operations Total		2,658,632	2,697,093

Less Chirano non-controlling interest (10%)(3)		(27,540)	(27,817)

Attributable		2,631,092	2,669,276

(1)
Includes production from our Dvoinoye mine.

(2)
Gold equivalent ounces produced and sold are shown on a 100% basis.

(3)
The Government of Ghana has a 10% carried interest in Chirano.

        The principal executive offices of each of the registrants is c/o Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123.

 Summary Of Terms Of The Exchange Offer

        We are offering to exchange $500,000,000 aggregate principal amount of Initial Notes for a like aggregate principal amount of our New Notes, evidencing the same continuing indebtedness as the Initial Notes. In order to exchange your Initial Notes, you must properly tender them and we must accept your tender. We will exchange all outstanding Initial Notes that are validly tendered and not validly withdrawn.

Exchange Offer:	We will exchange your Initial Notes for a like aggregate principal amount of our New Notes.
Resale of New Notes:

We believe you may offer the New Notes for resale and resell and otherwise transfer New Notes without compliance with the registration or prospectus delivery provisions of the U.S. Securities Act of 1933, as amended (the "Securities Act") if:

• You are acquiring the New Notes in the ordinary course of your business;
• You are not a broker-dealer that acquired the Initial Notes from us or in market-making transactions or other trading activities;
• You are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you; and
• You are not an affiliate, under Rule 405 of the Securities Act, of us.
You should read the discussion under the heading "Exchange Offer" for further information regarding the exchange offer and resale of the New Notes.
Registration Rights Agreement:	We have undertaken this exchange offer pursuant to the terms of a registration rights agreement entered into with the initial purchasers of the Initial Notes. See "Exchange Offer."
Consequences of Failure to Exchange Initial Notes:	You will continue to hold Initial Notes that remain subject to their existing transfer restrictions if:
• You do not tender your Initial Notes; or
• You tender your Initial Notes and they are not accepted for exchange.

Subject to certain limited exceptions, we will have no obligation to register the Initial Notes after we consummate the exchange offer. See "Exchange Offer — Terms of the Exchange Offer — Consequences of Failure to Exchange" and "Exchange Offer — Terms of the Exchange Offer — Acceptance of Initial Notes for Exchange; Delivery of New Notes."

Expiration Date:

The "expiration date" for the exchange offer is 5:00 p.m., New York City time, on,                         201    , unless we extend it, in which case "expiration date" means the latest date and time to which the exchange offer is extended.

Interest on the New Notes:

The New Notes will accrue interest at a rate of 5.95% per annum from and including the last interest payment date on which interest has been paid on the Initial Notes. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Conditions to the Exchange Offer:	The exchange offer is subject to certain customary conditions, which we may waive. See "Exchange Offer — Terms of the Exchange Offer — Conditions".

Procedures for Tendering Initial Notes:

If you wish to accept the exchange offer, you must submit the required documentation and effect a tender of Initial Notes pursuant to the procedures for book-entry transfer (or other applicable procedures), all in accordance with the instructions described in this prospectus and in the letter of transmittal. See "Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering," "Exchange Offer — Terms of the Exchange Offer — Book-Entry Transfer," "Exchange Offer — Terms of the Exchange Offer — Exchanging Book-Entry Notes" and "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures."

Guaranteed Delivery Procedures:

If you wish to tender your Initial Notes, but cannot properly do so prior to the expiration date, you may tender your Initial Notes in accordance with the guaranteed delivery procedures described in "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures."

Withdrawal Rights:

Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Initial Notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes and Delivery of New Notes:

Subject to certain conditions, any and all Initial Notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The New Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "Exchange Offer — Terms of the Exchange Offer."

U.S. Federal and Canadian Federal Income Tax Considerations:

The exchange of the Initial Notes for the New Notes will not constitute a taxable exchange for U.S. federal or Canadian federal income tax purposes. See "U.S. Federal Income Tax Consequences" and "Canadian Federal Income Tax Considerations."

Use of Proceeds:	We will not receive any proceeds from the exchange offer.
Exchange Agent:	Wells Fargo Bank, National Association is serving as the exchange agent.
Summary of Terms of the New Notes:	The terms of the New Notes are substantially identical to the terms of the Initial Notes except that the New Notes:
• will be registered under the Securities Act, and therefore will not contain restrictions on transfer;
• will not contain certain provisions relating to additional interest;
• will bear a different CUSIP number from the Initial Notes; and
• will not entitle their holders to registration rights.
Issuer:	Kinross Gold Corporation
Notes Offered:	$500,000,000 aggregate principal amount of 5.95% notes due 2024.
Interest Rate:	The New Notes will bear interest at the rate of 5.95% per annum.
Interest Payment Dates:	Payable semi-annually in arrears on March 15 and September 15 of each year.
Maturity Date:	The New Notes will mature on March 15, 2024.
Ranking:	The New Notes will rank equally with all of our other unsecured and unsubordinated indebtedness.

Guarantees:

The New Notes will be unconditionally and irrevocably guaranteed (the "Guarantees") by each Kinross subsidiary that guarantees payment by Kinross of any of its indebtedness under its Credit Agreement (as defined herein) from time to time (the "Guarantor Subsidiaries"). Each subsidiary guarantee will be a senior unsecured obligation of the respective Guarantor Subsidiary and will rank:

•

equal in right of payment with existing and future unsecured senior debt of such Guarantor Subsidiary, including such Guarantor Subsidiary's guarantee of the Credit Agreement (as defined herein) and our other senior unsecured notes;

• senior in right of payment to any future subordinated debt of such Guarantor Subsidiary; and
• effectively junior in right of payment to any future debt of such Guarantor Subsidiary that is secured by liens on assets of such Guarantor Subsidiary to the extent of the value of such assets.
Optional and Tax Redemption:

Prior to December 15, 2023 (three months prior to the maturity date), we may redeem the New Notes, in whole or from time to time in part, at our option, at the redemption price described in this prospectus. On or after December 15, 2023 (three months prior to the maturity date), we may redeem the New Notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the New Notes plus accrued interest thereon to, but not including, the date of redemption. See "Description of the Notes and Guarantees — Optional Redemption."

The New Notes may also be redeemed, in whole but not in part, under certain circumstances relating to changes in applicable tax laws as described under "Description of the Notes and Guarantees — Tax Redemption."

Change of Control:

Upon the occurrence of both (i) a change of control of Kinross and (ii) a downgrade within a specified period of the New Notes below an investment grade rating by each of Moody's Investors Service Inc. and Standard & Poor's Ratings Services, Kinross will be required to make an offer to purchase the New Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of repurchase. See "Description of the Notes and Guarantees — Change of Control Repurchase Event."

Additional Amounts:

All payments made by us with respect to the New Notes will be made without withholding or deduction for taxes unless required to be withheld or deducted by applicable law or by the interpretation or administration thereof. Subject to the exceptions and limitations set forth in this prospectus, if Kinross or a Guarantor Subsidiary is required to withhold or deduct for taxes from any payment made under or with respect to the New Notes, we will pay to any holder of such notes such additional amounts as may be necessary so that the net payment received by such holder after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted. See "Description of the Notes and Guarantees — Payment of Additional Amounts."

Form:

The New Notes will be represented by one or more fully registered global notes deposited in book entry form with, or on behalf of, The Depository Trust Company, and registered in the name of its nominee. See "Description of the Notes and Guarantees — Global Securities and Book Entry System."

Governing Law:	The indenture is, and the New Notes and the related Guarantees are or will be, governed by and construed in accordance with the laws of the State of New York.
Risk Factors:	Investing in the New Notes involves risks. See "Risk Factors" beginning on page 9 of this prospectus.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected historical consolidated financial data for the periods, and as of the dates, indicated. The selected historical consolidated financial data as of and for the years ended December 31, 2013 and 2012 have been derived from the audited consolidated financial statements included in our Annual Report on Form 40-F for the year ended December 31, 2013, which are incorporated by reference herein. The audited consolidated financial statements included in our Annual Report on Form 40-F for the year ended December 31, 2013 have been audited by KPMG LLP, our independent chartered professional accountants, as set forth in their report thereon, which is incorporated by reference herein.

        The selected historical consolidated financial data as of and for the years ended December 31, 2011 and 2010 have been derived from the audited consolidated financial statements included in our Annual Report on Form 40-F for the year ended December 31, 2011, which is not incorporated by reference herein. The audited consolidated financial statements included in our Annual Report on Form 40-F for the year ended December 31, 2011 have been audited by KPMG LLP, our independent chartered professional accountants, as set forth in their report thereon, which is not incorporated by reference herein.

        The selected historical consolidated financial data as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 has been derived from our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2014, which are incorporated by reference herein, and which has been prepared on a basis consistent with the audited consolidated financial statements included in our Annual Report on Form 40-F for the year ended December 31, 2013. In the opinion of management, such unaudited financial information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for the periods presented. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for the full year or any future period.

        Our historical financial data is not necessarily indicative of future performance. This data should be read in conjunction with our audited consolidated financial statements, including the notes to the financial statements, and the risk factors set out or incorporated by reference in this prospectus.

Consolidated Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31,(a)(b)
	2014	2013	2013	2012	2011	2010
	(in millions of $ except per share amounts)
Operating income (loss)	274.2	(1,929.1)	(2,635.2)	(2,241.9)	(1,571.4)	903.5
Income (loss) from continuing operations after tax	72.8	(2,271.8)	(3,012.2)	(2,551.0)	(2,032.9)	1,146.8
Earnings (loss) per share from continuing operations attributable to common shareholders
Basic	0.06	(1.99)	(2.64)	(2.24)	(1.84)	1.25
Diluted	0.06	(1.99)	(2.64)	(2.24)	(1.84)	1.25

Balance Sheet Information

	As of September 30,		As of December 31,(a)
	2014	2013	2013	2012	2011	2010
	(in millions of $)
Total assets	10,111.2	11,031.9	10,286.7	14,882.6	16,508.8	17,795.2
Long term obligations	3,379.6	3,494.0	3,483.9	3,647.3	3,242.4	2,025.8

 Cash Dividends Declared Per Common Share (in $)

Nine Months Ended September 30, 2014	2013	2012	2011	2010
—	0.08	0.16	0.11	0.10

(a)
Figures reported for 2010 and 2011 have not been recast for IFRS 11 "Joint Arrangements", which was adopted on January 1, 2013.

(b)
On June 10, 2013, the Company announced its decision to cease development of Fruta del Norte ("FDN"). On June 28, 2012, the Company disposed of its interest in Crixás. As a result, the comparative figures have been recast to exclude the results of FDN and Crixás.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Kinross' unaudited ratio of earnings to fixed charges for the periods indicated below was as follows, with the period ending December 31, 2009 calculated based on information prepared according to US GAAP, and the periods ending after January 1, 2010 calculated based on information prepared according to IFRS:

									Nine Month Period Ended
	Year ended
									September 30, 2014
	2009	2010	2011		2012		2013
Ratio of earnings to fixed charges	21.2	31.0	—	(a)	—	(a)	—	(a)	3.2

(a)
Due to our losses for the years ended December 31, 2011, 2012, and 2013, the ratio of earnings to fixed charges was negative for these years. The losses for the years ended December 31, 2011, 2012, and 2013 included the impact of non-cash impairment charges of $2,937.6 million, $3,527.6 million, and $3,169.6 million, respectively.

 RISK FACTORS

        In deciding whether to exchange Initial Notes for New Notes, you should carefully consider the risks and uncertainties described below and under the heading "Risk Factors" in Kinross' annual information form dated as of March 31, 2014 for the year ended December 31, 2013, which is incorporated by reference herein. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any such risks actually occur, our business, financial condition and operating results could be materially harmed.

Our indebtedness could adversely affect our financial health and operating flexibility.

        As of September 30, 2014, we had an aggregate consolidated indebtedness outstanding of approximately $2,057.1 million. We also had $267.5 million in issued letters of credit. In addition, our non-guarantor subsidiaries and joint ventures had indebtedness and other liabilities, including trade payables and excluding intercompany obligations, of $919.8 million, all of which would have ranked structurally senior to the New Notes. As a result of this indebtedness, we are required to use a material portion of our cash flow to service principal and interest on our debt, which will limit the cash flow available for other business opportunities.

        Our indebtedness could have important consequences to us, including:

  •
  limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy or other purposes;

  •
  limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

  •
  increasing our vulnerability to general adverse economic and industry conditions, including increases in interest rates, particularly given that a substantial portion of our indebtedness bears interest at variable rates;

  •
  limiting our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation; and

  •
  limiting our ability or increasing the costs to refinance indebtedness.

Enforcing your rights as a holder of the New Notes or under the Guarantees across multiple jurisdictions may be difficult.

        The New Notes will be issued by Kinross, which is incorporated under the laws of the Province of Ontario, and guaranteed by the Guarantor Subsidiaries, which are incorporated in various jurisdictions, including the United States, Canada, Chile, Bermuda, Brazil, and the Province of British Columbia. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions and in the jurisdiction of organization of a future guarantor of the New Notes. Your rights under the New Notes and the Guarantor Subsidiaries' Guarantees will thus be subject to the laws of several jurisdictions, and you may not be able to effectively enforce your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors' rights.

        In addition, the bankruptcy, insolvency, administrative, and other laws of the respective Guarantor Subsidiaries' jurisdictions of incorporation may be materially different from, or in conflict with, one another and those of the United States in certain areas, including creditors' rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions' law should apply and could adversely affect your ability to enforce your rights and to collect payment in full under the New Notes, the guarantees and any security.

Corporate benefit and financial assistance laws and other limitations on the Guarantees may adversely affect the validity and enforceability of the Guarantees of the New Notes.

        The Guarantees of the New Notes by the Guarantor Subsidiaries provide the holders of the New Notes with a direct claim against the assets of the Guarantor Subsidiaries. Each of the Guarantees, however, will be limited to the maximum amount that can be guaranteed by a particular Guarantor Subsidiary without rendering the Guarantee, as it relates to that Guarantor Subsidiary, voidable or otherwise ineffective under applicable law. This provision may not be effective to protect the Guarantees from being voided under fraudulent transfer law. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect guarantees. In addition, enforcement of any of these Guarantees against any Guarantor Subsidiary will be subject to certain defenses available to guarantors generally. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a Guarantor Subsidiary may have no liability or decreased liability under its Guarantee.

The New Notes will be structurally subordinated to the liabilities of non-guarantor subsidiaries and joint ventures.

        Some, but not all, of our subsidiaries will guarantee the New Notes. Our joint ventures will not guarantee the New Notes. Generally, holders of indebtedness of, and trade creditors of, non-guarantor subsidiaries and joint ventures, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries and joint ventures before these assets are made available for distribution to Kinross or any Guarantor Subsidiary, as direct or indirect shareholder.

        Accordingly, in the event that any of the non-guarantor subsidiaries or joint venture entities become insolvent, liquidates or otherwise reorganizes:

  •
  the creditors of Kinross or the Guarantor Subsidiaries (including the holders of the New Notes) will have no right to proceed against such subsidiary or joint venture entities assets; and

  •
  creditors of such non-guarantor subsidiary or joint venture, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary or joint venture before Kinross or any Guarantor Subsidiary, as direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary or joint venture.

        Our subsidiaries and joint ventures that will not guarantee the New Notes generated 48% of our total revenues and 53% of our operating cash flow for the nine months ended September 30, 2014 and represented 61% of our total assets (excluding intercompany assets) as of September 30, 2014. As of September 30, 2014, our non-guarantor subsidiaries and joint ventures had approximately $919.8 million of indebtedness and other liabilities, including trade payables but excluding intercompany obligations, all of which would have ranked structurally senior to the New Notes and the guarantees.

If the Guarantors are released from their obligations under our Credit Agreement, those Guarantors may be released from their Guarantees of the Notes.

        Under our Credit Agreement, the guarantees of the Guarantors may be released upon the sale, transfer or disposition of our interest in the Guarantors and certain other circumstances, subject to the terms and conditions set forth in the Credit Agreement. If a Guarantor is no longer a guarantor of obligations under our Credit Agreement or any other successor credit agreement that may be then outstanding, then the Guarantee of the Notes by such Guarantor may be released without action by, or consent of, any holder of the Notes or the trustee under the Indenture. You will not have a claim as a creditor against any subsidiary that is no longer a Guarantor of the Notes, and the indebtedness and other liabilities, whether secured or unsecured, of those subsidiaries will rank structurally senior to the New Notes and the guarantees.

The New Notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively affect holders of the New Notes.

        We are not restricted under the terms of the indenture governing the New Notes from incurring additional debt, including secured debt, or repurchasing our securities. In addition, the limited covenants applicable to the New Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the New Notes could have the effect of diminishing our ability to make payments on the New Notes when due.

Changes in interest rates may cause the value of the New Notes to decline.

        Prevailing interest rates will affect the market price or value of the New Notes. The market price or value of the New Notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit ratings may change, adversely affecting the market value of the New Notes and our cost of capital.

        There is no assurance that the credit ratings assigned to the New Notes or Kinross will remain in effect for any given period of time or that any such rating will not be revised or withdrawn entirely by a rating agency. Real or anticipated changes in credit ratings assigned to the New Notes will generally affect the market price of the New Notes. In addition, real or anticipated changes in our credit ratings may also affect the cost at which we can access the capital markets.

        Credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries.

We may be unable to purchase the New Notes upon a change of control repurchase event.

        If a change of control repurchase event occurs in respect of the New Notes, we will be required to offer to purchase such New Notes for cash at a price equal to 101% of the principal amount of such New Notes plus accrued and unpaid interest on the New Notes repurchased to, but not including, the date of purchase in order to avoid an event of default under the indenture. See "Description of the Notes and Guarantees — Change of Control Repurchase Event." A change of control may also require us to make an offer to purchase certain of our other indebtedness and may give rise to the early termination of our Credit Agreement. We may not have sufficient funds to purchase all of the affected indebtedness and/or to repay the amounts owing under our Credit Agreement.

An active trading market may not exist for the New Notes. The absence of a market for the New Notes could adversely affect the liquidity and value of your New Notes.

        A market may not exist for the New Notes, and if a market does exist, it may not be sufficiently liquid for your purposes. If an active, liquid market does not exist for the New Notes, the market price and liquidity of the New Notes may be adversely affected. The New Notes may trade at a discount from their initial offering price.

        The liquidity of the trading market, if any, and future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market has been subject to disruptions that have caused volatility in prices. The market for the New Notes may be subject to disruptions that could have a negative effect on the holders of the New Notes, regardless of our operating results, financial performance or prospects.

If you fail to exchange your Initial Notes, they will continue to be subject to transfer restrictions and may become less liquid.

        Initial Notes that you do not tender or we do not accept will, following the exchange offer, continue to be subject to transfer restrictions, and you may not offer or sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue New Notes in exchange for the Initial Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "Exchange Offer — Terms of the Exchange Offer — Conditions" and "Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering". These procedures and conditions include timely receipt by the exchange agent of such Initial Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent's message from The Depository Trust & Clearing Corporation ("DTCC")).

        Because we anticipate that most holders of Initial Notes will elect to exchange their Initial Notes, we expect that the liquidity of the market for any Initial Notes remaining after the completion of the exchange offer will be substantially limited. Any Initial Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Initial Notes outstanding. Following the exchange offer, if you do not tender your Initial Notes you generally will not have any further registration rights, and your Initial Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Initial Notes could be adversely affected.

 KINROSS

        Kinross Gold Corporation is one of the largest gold producers in the world based on 2013 production volumes. Our market capitalization was approximately $3.8 billion as at September 30, 2014. Based in Toronto, Ontario, Kinross was formed in 1993 from three predecessor mining companies, and now owns or has a joint venture interest in nine operating mines in Brazil, Chile, Russia, Mauritania, Ghana and the United States. The Company has approximately 39.7 million ounces of gold, 44.8 million ounces of silver and 1.4 billion pounds of copper in proven and probable mineral reserves based on our 2013 Mineral Reserve and Mineral Resource Statement, which we refer to in our Form 6-K, furnished to the SEC on February 13, 2014.

        For the nine months ended September 30, 2014, we had revenues of $2.7 billion, and net earnings from continuing operations attributable to common shareholders of $73.5 million, with attributable gold-equivalent production of 2,038,339 ounces.

        For the year ended December 31, 2013, we had revenues of $3.8 billion and a net loss from continuing operations attributable to common shareholders of $3.0 billion, with attributable gold-equivalent production from continuing operations of 2,631,092 ounces. The net loss from continuing operations attributable to common shareholders of $3.0 billion included the impact of after-tax impairment charges aggregating $2,834.1 million, of which $544.8 million was recorded as at December 31, 2013 and $2,289.3 million was recorded as at June 30, 2013. The December 31, 2013 impairment charge included property, plant and equipment impairment of $376.0 million at Maricunga, net of a tax recovery of $49.2 million, and goodwill impairment of $168.8 million at Quebrada Seca, a non-operating property in Chile. The June 30, 2013 impairment charge included property, plant and equipment impairment of $1,334.7 million at Tasiast and goodwill and property, plant and equipment impairment aggregating $954.6 million at several of our other CGUs. The June 30, 2013 property, plant and equipment impairment charges were net of a tax recovery of $108.7 million.

        Our principal product is gold, produced in the form of doré that we send to refineries for final processing. As a by-product, we also produce limited amounts of silver (primarily from our La Coipa mine in Chile, up to its suspension in October 2013, and from our Kupol mine in Russia), which is converted into gold equivalents for reporting purposes based on relative market prices.

        The following table sets out our primary mining operations, along with our percentage ownership and attributable share of production and sales volume for the year ended December 31, 2013:

		Gold Equivalent Ounces (Kinross Share) (Year Ended December 31, 2013)
	% Ownership (as of December 31, 2013)
Operation		Produced	Sold
Fort Knox, Alaska, USA	100	421,641	416,103
Round Mountain, Nevada, USA	50	162,826	161,836
Kettle River-Buckhorn, Washington, USA	100	150,157	151,559
Kupol, Russia(1)	100	550,188	569,432
Paracatu, Brazil	100	500,380	507,953
La Coipa, Chile	100	162,405	174,548
Maricunga, Chile	100	187,815	192,537
Tasiast, Mauritania	100	247,818	244,954
Chirano, Ghana(2)	90	275,402	278,171

Operations Total		2,658,632	2,697,093

Less Chirano non-controlling interest (10%)(3)		(27,540)	(27,817)

Attributable		2,631,092	2,669,276

(1)
Includes production from our Dvoinoye mine.

(2)
Gold equivalent ounces produced and sold are shown on a 100% basis.

(3)
The Government of Ghana has a 10% carried interest in Chirano.

        The principal executive offices of each of the registrants is c/o Kinross Gold Corporation, 25 York Street, 17th Floor, Toronto, Ontario, Canada M5J 2V5, (416) 365-5123.

 GENERAL DEVELOPMENT OF THE BUSINESS

Overview

        Kinross is principally engaged in the mining and processing of gold and, as a by-product, silver ore and the exploration for, and the acquisition of, gold bearing properties in the Americas, Russia, West Africa and worldwide.

        Our strategy is to increase shareholder value through increases in precious metal reserves, net asset value, production, long-term cash flow and earnings per share. Our strategy also consists of optimizing the performance, and therefore, the value, of existing operations, investing in quality exploration and development projects and acquiring new potentially accretive properties and projects.

        Our operations and mineral reserves are impacted by, among other things, changes in metal prices. The average gold price during 2013 was approximately $1,411 ($1,669 during 2012). We used a gold price of $1,200 per ounce at the end of 2013 to estimate mineral reserves.

Five Year History

        On February 5, 2009, we completed the sale of 24,035,000 common shares at a price of $17.25 per common share. We sold the common shares to certain underwriters pursuant to an underwriting agreement dated January 22, 2009. We received net proceeds of approximately $396 million, which were used to enhance our capital position following the funding of the approximately $180 million cash portion of the purchase price for acquisitions made in 2008 and 2009, with the balance being used for general corporate purposes.

        On March 19, 2009, we entered into a subscription agreement with Harry Winston Diamond Corporation ("Harry Winston") pursuant to which, subject to certain terms and conditions, we agreed to make a net investment of $150 million in exchange for a 22.5% minority interest in the partnership that holds Harry Winston's 40% interest in the Diavik Diamond Mine joint venture and a 19.9% equity interest in Harry Winston. The transaction was completed on March 31, 2009.

        In September 2009, we entered into a joint venture agreement with Barrick Gold Corporation ("Barrick") in respect of the Cerro Casale property, pursuant to which we and Barrick restructured our shareholdings in the joint venture company so that we each held a 50% interest.

        On December 2, 2009, Companhia Nacional De Mineração ("CNM"), our subsidiary, closed a sale to Jaguar Mining Inc. ("Jaguar") pursuant to which Jaguar purchased all of the shares held by CNM in MCT Mineração Ltda. for a purchase price of $42.5 million, which was paid through the issuance of 3,377,354 Jaguar common shares.

        On January 20, 2010, we entered into an agreement to acquire the Dvoinoye deposit and the Vodorazdelnaya property, both located approximately 90 kilometres north of our Kupol operation in the Chukotka region of the Russian Far East, from Northern Gold LLC and Regionruda LLC. The purchase price for the transaction was $346.8 million, comprising $167 million in cash and approximately 10.6 million Kinross shares, which were issued from treasury. The transaction was completed on August 27, 2010.

        On February 17, 2010, we entered into an agreement with Barrick to sell one-half of our 50% interest in the Cerro Casale project in Chile to Barrick for a total value of $474.3 million, comprising $454.3 million in cash, plus the assumption by Barrick of a $20 million contingent obligation. The transaction was completed on March 31, 2010.

        On March 15, 2010, we entered into a support agreement with Underworld Resources Inc. ("Underworld") whereby we agreed to make an offer to purchase all of the outstanding common shares of Underworld, other than common shares of Underworld held directly or indirectly by us, on the basis of 0.141 of a common share of Kinross, plus Cdn.$0.01 per Underworld common share, and Underworld agreed to support the offer. The transaction was completed on June 30, 2010.

        On May 7, 2010, we closed a Cdn $600 million private placement into Red Back Mining Inc. ("Red Back"). As a result of the transaction, we held 24 million common shares of Red Back, representing approximately 9.4% of Red Back's issued and outstanding common shares.

        On July 23, 2010, we entered into an agreement with a group of financial institutions to sell our approximate 19.9% equity interest in Harry Winston, consisting of 15.2 million Harry Winston common shares, on an underwritten block trade basis, for net proceeds of $185.6 million. The sale was completed on July 28, 2010.

        On August 25, 2010, we completed the sale of our 22.5% interest in the partnership holding Harry Winston's 40% interest in the Diavik Diamond Mines joint venture to Harry Winston for final net proceeds of $190 million. The purchase price was comprised of $50 million cash, approximately 7.1 million Harry Winston common shares (with a value of $69.7 million at the time that the transaction closed), and a note receivable in the amount of $70 million maturing 12 months from the transaction date. The note bore interest at a rate of 5% per annum and was repaid in cash by Harry Winston to Kinross on August 25, 2011. On March 23, 2011, we entered into an agreement with a group of financial institutions to sell our approximate 8.5% equity interest in Harry Winston, consisting of approximately 7.1 million common shares, on an underwritten block trade basis for net proceeds of approximately $100.6 million.

        On August 27, 2010, we completed the acquisition of B2Gold Corporation's ("B2Gold") right to an interest in the Kupol East and Kupol West exploration licence areas. Under the terms of a previous agreement, we had undertaken to secure a 37.5% joint venture interest for B2Gold in the Kupol East and Kupol West exploration licence areas. According to the new agreement, we are no longer obligated to enter into joint venture arrangements with B2Gold in respect of our 75% interest in these licence areas. In exchange, we paid B2Gold $33 million in cash on closing and agreed to contingent payments based on National Instrument 43-101 qualified proven and probable gold reserves at the subject properties, should such gold reserves be declared in future and payments based on 1.5% net smelter returns of gold from any future production at the properties.

        On September 17, 2010, we completed the acquisition of all of the issued and outstanding common shares of Red Back for total consideration of approximately $8.7 billion, including the cost of a previously owned interest. In accordance with the arrangement agreement, former Red Back shareholders received 1.778 Kinross common shares plus 0.11 of a Kinross common share purchase warrant for each common share of Red Back. Each whole warrant was exercisable for a period of four years at an exercise price of $21.30 per Kinross common share.

        On March 31, 2011, we amended our unsecured revolving credit facility. The changes to the facility included an increase of available credit from $600.0 million to $1.2 billion and an extension of the term from November 2012 to March 2015.

        On April 27, 2011, we entered into a Share Purchase Agreement with the State Unitary Enterprise of the Chukotka Autonomous Okrug ("CUE"), to purchase the 2,292,348 shares of Chukotka Mining & Geological Company ("CMGC") held by CUE, representing 25.01% of CMGC's outstanding share capital, for an approximate consideration of $335 million, including transaction costs. As a result, we own 100% of CMGC, which in turn, holds both the Kupol mine and the Kupol East-West exploration licences in the Chukotka region of Russia. Prior to the completion of this transaction, we owned 75% of CMGC, as a result of our acquisition of Bema Gold Corporation ("Bema") in 2007.

        On August 22, 2011, we completed a $1 billion offering of debt securities, consisting of $250 million principal amount of our 3.625% Senior Notes due 2016, $500 million principal amount of our 5.125% Senior Notes due 2021 and $250 million principal amount of our 6.875% Senior Notes due 2041 (collectively, the "2011 notes"). The 2011 notes are unsecured, senior obligations and are wholly and unconditionally guaranteed by certain of our wholly-owned subsidiaries that are also guarantors under our senior unsecured credit agreement.

        On December 22, 2011, we announced that we completed a $200 million non-recourse loan issued to CMGC by a group of international financial institutions. The non-recourse loan carries a term of five years, with annual interest of London Inter Bank Offered Rate plus 2.5%.

        On May 29, 2012, we entered into a purchase and sale agreement with subsidiaries of AngloGold Ashanti Ltd. ("AngloGold Ashanti") to sell all of our 50% interest in the Crixás mine in Brazil to AngloGold Ashanti for gross cash proceeds of $220 million. AngloGold Ashanti was the other 50% owner and operator of the Crixás mine. The transaction was completed on June 28, 2012.

        On August 17, 2012, we amended our unsecured revolving credit facility. The changes to the facility included an increase of available credit from $1.2 billion to $1.5 billion and an extension of the term from March 31, 2015 to August 10, 2017. In addition, on this same date, we entered into a $1.0 billion term loan with the same group of lenders. This loan was to mature on August 10, 2015 and had no mandatory amortization payments.

        In January 2008, we completed a $460 million offering of convertible senior notes due March 15, 2028 (the "convertible senior notes"). Holders of the convertible notes had the right to require us to repurchase the convertible senior notes at a purchase price equal to par plus accrued and unpaid interest, if any, to the repurchase date, on March 15, 2013, March 15, 2018 and March 15, 2023. On March 15, 2013, we repurchased $454.6 million of convertible senior notes in cash. On April 30, 2013, we redeemed, in cash, the remaining convertible senior notes in the amount of $5.4 million.

        On June 10, 2013, we extended the maturity dates of our $1.5 billion revolving credit facility and $1.0 billion term loan to extend the amended terms agreed to in August 2012. The credit facility was extended by one year to August 10, 2018 from August 10, 2017, and the term loan was extended by two years to August 10, 2017 from August 10, 2015. The credit agreement was also amended to remove the minimum tangible net worth covenant.

        On June 10, 2013, we announced that we would not proceed with further development of the FDN project in Ecuador.

        On October 9, 2013, we began commercial production at our Dvoinoye underground gold mine located in Russia's Chukotka region.

        At the end of October 2013, we suspended mining of the existing ore body at La Coipa and placed the mine on care and maintenance.

        On March 6, 2014, we completed our offering of the Initial Notes. We used the net proceeds, as well as an additional $7 million in cash, to repay $500 million of the term loan.

        On July 28, 2014, we amended our $500 million term loan and $1.5 billion revolving credit facility to extend the respective maturity dates by one year to August 10, 2018 and August 10, 2019, respectively. As part of this amendment, the interest charge on the term loan, based on Kinross' current credit rating, was amended to LIBOR plus 1.65%.

        On October 21, 2014, Kinross announced that it entered into an agreement with Fortress Minerals Corp. ("Fortress"), a member of the Lundin Group of Companies, to sell all of its interest in Aurelian Resources Inc. and the FDN project in Ecuador for $240.0 million in cash and shares. Kinross will receive $100 million to $190 million in cash, depending on the net proceeds from Fortress' announced equity financing, of which affiliates of the Lundin Family Trust have committed up to $100 million. The balance of the purchase price will be paid in Fortress shares. The transaction is expected to be completed by mid-December 2014, subject to certain conditions, including Fortress shareholder and stock exchange approval, the granting by the Ecuadorian Government of an 18 month extension period from transaction closing to provide time for Fortress to carry out additional project feasibility work and development negotiations, the approval by the Ecuadorian Attorney General of bilateral agreements between Kinross, Fortress and the Ecuadorian Government, and certain of their wholly-owned subsidiaries, and other customary conditions for a transaction of this nature.

 EXCHANGE OFFER

Terms of the Exchange Offer

General

        In connection with the issuance of the Initial Notes, we entered into a registration rights agreement, dated as of March 6, 2014, with the initial purchasers of the Initial Notes. The following contains a summary of the provisions of the registration rights agreement. It does not contain all of the information that may be important to an investor in the New Notes. We refer you to the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        Under the registration rights agreement, we agreed to use our commercially reasonable efforts to cause to become effective under the Securities Act, on or prior to 360 days after the closing of the offering of the Initial Notes, the registration statement of which this prospectus is a part with respect to a registered offer to exchange the Initial Notes for New Notes. We will keep the exchange offer open for at least 20 business days (or longer if required by law) after the date notice of the exchange offer is sent to holders of the Initial Notes.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New Notes will be issued in exchange for an equal principal amount of outstanding Initial Notes accepted in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all holders as of the date of this prospectus. The exchange offer is not conditioned upon any minimum principal amount of Initial Notes being tendered for exchange. However, the obligation to accept Initial Notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "— Conditions."

        Initial Notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to Wells Fargo Bank, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

        Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993), we believe that the New Notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of Kinross or any Guarantor Subsidiary within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  such New Notes are acquired in the ordinary course of business;

  •
  at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes; and

  •
  such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes.

        We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the exchange offer, and we cannot assure you that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

        By tendering Initial Notes in exchange for New Notes and executing the letter of transmittal, each holder will represent to us that:

  •
  any New Notes to be received by it will be acquired in the ordinary course of business;

  •
  it has no arrangements or understandings with any person to participate in the distribution of the Initial Notes or New Notes within the meaning of the Securities Act; and

  •
  it is not an "affiliate," as defined in Rule 405 under the Securities Act, of either Kinross or any Guarantor Subsidiary.

        If such holder is a broker-dealer, it will also be required to represent that the Initial Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of New Notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of Initial Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

        Upon consummation of the exchange offer, any Initial Notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of Initial Notes who do not exchange their Initial Notes for New Notes in the exchange offer will no longer be entitled to registration rights or certain payments of additional interest. In addition, such holders will not be able to offer or sell their Initial Notes, unless such Initial Notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the Initial Notes.

Expiration Date; Extensions; Amendments; Termination

        The expiration date shall be                                    , 201    unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended.

        To extend the expiration date, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and will notify the holders of Initial Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement will state that we are extending the exchange offer for a specified period of time.

        We reserve the right:

  •
  to delay acceptance of any Initial Notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of Initial Notes not previously accepted if any of the conditions set forth under "— Conditions" shall have occurred and shall not have been waived prior to the expiration date, by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent; or

  •
  to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Initial Notes.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral (promptly confirmed in writing) or written notice to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Initial Notes of such amendment and we will extend the exchange offer for a period of five to ten business days. Without limiting the manner in which we may choose to make public the announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

        The New Notes will accrue interest at the rate of 5.95% per annum. The New Notes will accrue interest from and including the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor; provided that if Initial Notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the New Notes received in exchange therefor will accrue from the date of such interest payment date. Interest on the New Notes is payable on March 15 and September 15, beginning on March 15, 2015. No additional interest will be paid on Initial Notes tendered and accepted for exchange.

Absence of Dissenter's Rights of Appraisal

        Holders of the Initial Notes do not have any dissenter's rights of appraisal in connection with the exchange offer.

Procedures for Tendering

        To tender in the exchange offer, a holder must complete, sign and date the applicable letter of transmittal or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal and mail, or otherwise deliver, such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

  •
  a timely confirmation of a book-entry transfer of such Initial Notes, if such procedure is available, into the exchange agent's account at the book-entry transfer facility, The Depository Trust Company, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the applicable letter of transmittal; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The method of delivery of Initial Notes, letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Initial Notes, letters of transmittal or other required documents should be sent to us. Delivery of all Initial Notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of Initial Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act or an eligible institution unless the Initial Notes tendered pursuant thereto are tendered (1) by a registered holder of Initial Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an eligible institution.

        If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. We will not waive any condition of the exchange offer with respect to an individual holder unless we waive that condition for all holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the Initial Notes were issued:

  •
  to purchase or make offers for any Initial Notes that remain outstanding subsequent to the expiration date or, as described under "— Conditions," to terminate the exchange offer,

  •
  to redeem Initial Notes as a whole, or in part, at any time and from time to time, as described under "Description of the Notes and Guarantees — Optional Redemption," and

  •
  to the extent permitted under applicable law, to purchase Initial Notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers could differ from the terms of the exchange offer.

        Each broker-dealer that receives New Notes for its own account in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us, or an affiliate of ours, to distribute the New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

Acceptance of Initial Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, all Initial Notes properly tendered will be accepted promptly after the expiration date and the New Notes will be issued promptly after acceptance of the Initial Notes. See "— Conditions." For purposes of the exchange offer, Initial Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent.

        For each Initial Note accepted for exchange, the holder of such Initial Note will receive a New Note having a principal amount equal to that of the surrendered Initial Note.

        In all cases, issuance of New Notes for Initial Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  a timely book-entry confirmation of such Initial Notes into the exchange agent's account at the applicable book-entry transfer facility,

  •
  a properly completed and duly executed letter of transmittal, and

  •
  all other required documents.

        If any tendered Initial Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted or such non-exchanged Initial Notes will be returned promptly without expense to the tendering holder thereof (if in certificated form), or credited to an account maintained with such book-entry transfer facility after the expiration or termination of the exchange offer.

Book-Entry Transfer

        The exchange agent has established an account with respect to the Initial Notes at the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in the letter of transmittal on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Exchanging Book-Entry Notes

        The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility's Automated Tender Offer Program ("ATOP") procedures to tender Initial Notes.

        Any participant in the book-entry transfer facility may make book-entry delivery of Initial Notes by causing the book-entry transfer facility to transfer such Initial Notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the Initial Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Initial Notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book- entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering Initial Notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

        If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which:

  (1)
  sets forth the name and address of the holder of Initial Notes and identifies the Initial Notes tendered, including the principal amount of such Initial Notes;

  (2)
  states that the tender is being made thereby; and

  (3)
  guarantees that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, or a book-entry confirmation, as the case may be, and any other documents required by the letter transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

        Tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the Initial Notes to be withdrawn;

  •
  identify the Initial Notes to be withdrawn, including the principal amount of such Initial Notes;

  •
  in the case of Initial Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Initial Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Initial Notes and otherwise comply with the procedures of such facility;

  •
  contain a statement that such holder is withdrawing its election to have such Initial Notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Initial Notes were tendered including any required signature guarantees, or be accompanied by documents of transfer to have the trustees with respect to the Initial Notes in the name of the person withdrawing the tender; and

  •
  specify the name in which such Initial Notes are registered, if different from the person who tendered such Initial Notes.

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Initial Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered Initial Notes, or credited to an account maintained with the book-entry transfer facility for the Initial Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described under "— Procedures for Tendering" and "— Book-Entry Transfer" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

        Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange any New Notes for, any Initial Notes and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions are not satisfied on or prior to the expiration date:

  •
  no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

  (1)
  challenges the making of the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer; or

  (2)
  in our reasonable judgment, could materially adversely affect our (or our subsidiaries') business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer;

  •
  nothing has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the exchange offer or impair our ability to realize the anticipated benefits of the exchange offer;

  •
  there shall not have occurred: (a) any general suspension of or limitation on trading in securities in Canadian or United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Initial Notes that are the subject of the exchange offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in Canada or the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to Canada or the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in Canada or the United States, (g) any material adverse change in the securities or financial markets in Canada or the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

  •
  neither Wells Fargo Bank, National Association, as trustee or as exchange agent, with respect to the indenture for the Initial Notes that are the subject of the exchange offer and the New Notes to be issued in the exchange offer shall have been directed by any holders of Initial Notes to object in any respect to, nor take any action that could, in our reasonable judgment, adversely affect the consummation of the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer, nor shall the trustee or exchange agent have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of Initial Notes for New Notes under the exchange offer.

        The foregoing conditions are for our sole benefit and may be asserted by us, regardless of the circumstances giving rise to any such condition, or may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion. All such conditions must be satisfied or waived by us, as applicable, at or before the expiration of the exchange offer.

        If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the expiration date:

  •
  terminate the exchange offer and promptly return all tendered Initial Notes to the respective tendering holders;

  •
  modify, extend or otherwise amend the exchange offer and retain all tendered New Notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders; or

  •
  waive the unsatisfied conditions with respect to the exchange offer and accept all Initial Notes tendered and not previously validly withdrawn.

        We will not accept for exchange any Initial Notes tendered, and no New Notes will be issued in exchange for any such Initial Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. We are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest practicable date.

        In addition, subject to applicable law, we may in our absolute discretion terminate the exchange offer for any other reason.

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus, or of the letter of transmittal, should be directed to the exchange agent as provided in the letter of transmittal.

Fees and Expenses

        The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by our officers and regular employees.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Initial Notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        We will pay all transfer taxes, if any, applicable to the exchange of Initial Notes pursuant to the exchange offer. If, however, New Notes or Initial Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Initial Notes tendered, or if tendered Initial Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Initial Notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

        Holders of Initial Notes who do not exchange their Initial Notes for New Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such Initial Notes as set forth in the legend thereon as a consequence of the issuance of the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Initial Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not currently anticipate that we will register the Initial Notes under the Securities Act. To the extent that Initial Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Initial Notes could be adversely affected. See "Risk Factors — If you fail to exchange your Initial Notes, they will continue to be subject to transfer restrictions and may become less liquid."

 USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing New Notes, we will receive in exchange Initial Notes of like principal amount, the terms of which are identical in all material respects to the New Notes. Initial Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness and will evidence the same continuing indebtedness as the Initial Notes. We have agreed to bear all fees and expenses related to the exchange offer. No underwriter is being used in connection with the exchange offer.

 CONSOLIDATED CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2014. There have been no material changes in the share and loan capital of Kinross, on a consolidated basis, since September 30, 2014. The table below (which reflects financial information prepared in accordance with IFRS) should be read in conjunction with the audited consolidated financial statements as at and for the year ended December 31, 2013 and the unaudited interim condensed consolidated financial statements of Kinross as at and for the three and nine months ended September 30, 2014 including the respective notes thereto and the related management's discussion and analysis.

As of September 30, 2014
(in millions, unaudited)
Cash and Cash Equivalents	$835.9

Total Debt:
Term loan facility	497.9
Kupol loan	79.1
Senior notes due 2016	248.6
Senior notes due 2021	493.1
Senior notes due 2024	493.3
Senior notes due 2041	245.1

Total Debt	2,057.1

Common Shareholders' Equity
Common share capital	14,591.1
Contributed surplus	231.9
Accumulated deficit	(8,702.5)
Accumulated other comprehensive loss	(28.8)

Total Common Shareholders' Equity	6,091.7
Non-controlling Interest	75.2

Total Shareholders' Equity	6,166.9

Total Capitalization	$8,224.0

 EARNINGS COVERAGE

        The following proforma earnings coverage ratio for the 12 months ended December 31, 2013 and September 30, 2014, is calculated on a consolidated basis using financial information prepared in accordance with IFRS and reflects the offering of the New Notes in exchange for the Initial Notes as discussed under "Use of Proceeds" and the repayment of long-term debt since December 31, 2013. Our proforma earnings coverage calculations for the 12 months ended December 31, 2013 and September 30, 2014 have been adjusted as if the above mentioned offering and repayments occurred on the first day of the applicable periods.

        Our proforma interest requirements on our consolidated long-term debt were $126.2 million for the 12 months ended December 31, 2013 (including amounts capitalized during the period). Our loss before interest expense and income taxes attributed to common shareholders for the 12 months ended December, 2013 was $2,915.3 million which is (23.1) times our proforma interest requirements for this period. Due to our loss for the 12 months ended December 31, 2013, the earnings coverage ratio was negative for this period. The loss for the 12 months ended December 31, 2013 included the effect of non-cash impairment charges of $3,169.6 million. Had these charges been excluded from the calculation, the proforma earnings coverage ratio would have been 2.0 as at December 31, 2013.

        In order to achieve an earnings coverage ratio of 1:1 for the 12 months ended December 31, 2013, Kinross would need additional earnings before interest and income taxes of $3,041.5 million.

        Our proforma interest requirements on our consolidated long-term debt were $135.6 million for the 12 months ended September 30, 2014 (including amounts capitalized during the period). Our loss before interest expense and income taxes attributed to common shareholders for the 12 months ended September 30, 2014 was $484.5 million which is (3.6) times our proforma interest requirements for this period. Due to our loss for the 12 months ended September 30, 2014 the proforma earnings coverage ratio was negative for this period. The loss for the 12 months ended September 30, 2014 included the effect of $736.5 million of non-cash impairment charges. Had these charges been excluded from the calculation, the proforma earnings coverage ratio would have been 1.9 as at September 30, 2014.

        In order to achieve an earnings coverage ratio of 1:1 for the 12 months ended September 30, 2014, Kinross would need additional earnings before interest and income taxes of $620.1 million.

 DESCRIPTION OF THE NOTES AND GUARANTEES

        The following description is a summary of the material provisions of the New Notes, the Guarantees and the indenture. It does not purport to be complete and is qualified in its entirety by the indenture, because the indenture, and not this description, defines your rights as a holder of the New Notes. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should refer to all the provisions of the indenture, including the definition of certain terms used therein. Terms used herein that are otherwise not defined shall have the meanings given to them in the indenture. Such defined terms shall be incorporated herein by reference. In this section the terms "Kinross," "we," "our," and "us" refer only to Kinross Gold Corporation and not to any of its subsidiaries.

General

        The Initial Notes were initially issued in an aggregate principal amount of $500,000,000. The New Notes are unsecured, unsubordinated obligations of Kinross evidencing the same continuing indebtedness as the Initial Notes and will mature on March 15, 2024. The New Notes will bear interest at the rate of 5.95% per annum from and including the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on March 15 and September 15 of each year, to the persons in whose names the New Notes are registered at the close of business on the preceding March 1 or September 1, as the case may be.

        All payments will be made without withholding or deduction for or on account of Taxes unless required by law or the interpretation or administration thereof by the relevant government authority or agency. If we are so required to withhold or deduct any amount for or on account of Taxes, we will pay as additional interest such additional amounts, as necessary, so that the net amount received by each holder of New Notes after the withholding or deduction is not less than the amount that each holder of New Notes would have received in the absence of the withholding or deduction. See "— Payment of Additional Amounts." If interest or principal on the New Notes is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, we will make the payment on the next business day, and no interest will accrue as a result of the delay in payment.

        Interest on the New Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months from and including the last interest payment date on which interest has been paid.

        The New Notes will be payable at the office of the paying agent maintained by us for such purpose, in the Borough of Manhattan, The City of New York, which initially will be the office or agency of the Trustee at 150 East 42nd St., New York, New York 10017. New Notes may be presented for exchange or registration of transfer at the office of the registrar, which initially will be such office of the Trustee. We will not charge a service fee for any registration of transfer or exchange of the New Notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

Guarantees

Subsidiary Guarantees

        The payment of principal of and interest and additional amounts, if any, on the New Notes will be fully and unconditionally guaranteed by the Guarantor Subsidiaries. Any payments made by the Guarantor Subsidiaries with respect to a note or guarantee will be made without withholding or deduction for or on account of Taxes unless required by law or by the interpretation or administration thereof by the relevant government authority or agency. If a Guarantor Subsidiary is so required to withhold or deduct any amount for or on account of Taxes, it will pay as additional interest such additional amounts, as necessary, so that the net amount received by each holder of New Notes after the withholding or deduction is not less than the amount that each holder of New Notes would have received in the absence of the withholding or deduction. See "— Payment of Additional Amounts."

        The indenture limits the obligations of each Guarantor Subsidiary under its guarantee of the New Notes to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor Subsidiary by law or without resulting in its obligations under guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.

Additional Guarantees

        Kinross shall cause each subsidiary that becomes a borrower or Guarantor Subsidiary under the Credit Agreement, to become a Guarantor Subsidiary of the New Notes.

Release of Guarantees

        Under the indenture, a Guarantor Subsidiary will be released and relieved of its obligations under its Guarantee in respect of the New Notes, and such Guarantee will be terminated, upon our written request (without the consent of the trustee) if (i) the Guarantor Subsidiary is no longer a borrower or Guarantor Subsidiary under the Credit Agreement or will be released and relieved of its obligations under the Credit Agreement concurrently with the release of the guarantee of the New Notes and (ii) upon satisfaction and discharge of the indenture or defeasance or covenant defeasance in accordance with the terms of the indenture.

Further Issuance

        We may from time to time without notice to, or the consent of, the holders of the New Notes, create and issue additional notes under the indenture, equal in rank to the New Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the additional notes, or except, in some cases, for the first payment of interest following the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with the New Notes, and have the same terms as to status, redemption and otherwise as New Notes of that series issued under this prospectus, provided that if any such additional notes are not fungible with the New Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

Ranking

        The New Notes will be our unsecured senior obligations and will rank equally with all of our other unsecured senior obligations from time to time outstanding. The Guarantees will be unsecured senior obligations of the respective Guarantor Subsidiary and will rank equally with all other unsecured senior obligations of the respective Guarantor Subsidiary from time to time outstanding. The New Notes will be effectively subordinated to all indebtedness and other liabilities of our non-guarantor subsidiaries, and the New Notes and the Guarantees will be effectively subordinated to any secured indebtedness and other secured liabilities of ours and the Guarantor Subsidiaries in each case to the extent of the assets securing such indebtedness and other liabilities. At September 30, 2014, the aggregate amount of the indebtedness and other liabilities, including trade payables and excluding intercompany obligations, of our non-guarantor subsidiaries and joint ventures was approximately $919.8 million, and we and the Guarantor Subsidiaries had less than $25 million of secured indebtedness outstanding.

Optional Redemption

        The New Notes will be redeemable as a whole or in part, at our option, at any time prior to December 15, 2023 (three months prior to the maturity date), at a redemption price equal to the greater of (i) 100% of the principal amount of the New Notes called for redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such New Notes (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued interest thereon to, but not including, the date of redemption.

        On or after December 15, 2023 (three months prior to the maturity date), the New Notes may be redeemed in whole, but not in part, at a redemption price equal to 100% of the principal amount of the New Notes plus accrued interest thereon to, but not including, the date of redemption.

Redemption Procedures

        We will give you at least 30 days (but not more than 60 days) prior notice of any redemption. If less than all of the New Notes are redeemed, the trustee will select the New Notes to be redeemed by a method determined by the trustee to be fair and appropriate and in accordance with the procedures of DTCC.

        On or before 10:00 a.m., New York City time, on the redemption date, we will deposit with the trustee money sufficient to pay the redemption price and accrued interest on the New Notes to be redeemed on such date. On and after the redemption date, interest will cease to accrue on any New Notes that have been called for redemption (unless we default in the payment of the redemption price and accrued interest). The redemption price will be calculated by the Independent Investment Banker, as provided below, and we, the trustee and any paying agent for the New Notes will be entitled to conclusively rely on such calculation.

        If notice of redemption has been given as provided in the indenture and funds for the redemption of the New Notes called for redemption have been made available on the redemption date referred to in such notice, such New Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the New Notes will be to receive payment of the redemption price plus accrued interest to, but not including, the date of redemption.

        For purposes of the discussion of optional redemption, the following definitions are applicable:

        "Comparable Treasury Issue" means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such New Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated, RBC Capital Markets, LLC and HSBC Securities (USA) Inc. or their respective affiliates which are primary U.S. government securities dealers, and two other primary U.S. government securities dealers in the United States (each a "primary treasury dealer") selected by us, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary treasury dealer, we shall substitute another primary treasury dealer.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Change of Control Repurchase Event

        If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the New Notes as described above, we will be required to make an offer to each holder of the New Notes to repurchase all or any part (in multiples of $1,000 with no note of a principal amount of $2,000 or less purchased in part) of that holder's New Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the New Notes repurchased plus any accrued and unpaid interest on the New Notes repurchased to, but not including, the date of repurchase.

        Within 45 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control but after the public announcement of the Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the New Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control occurring on or prior to the payment date specified in the notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the New Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the New Notes by virtue of such conflict.

        On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

  (1)
  accept for payment all New Notes or portions of the New Notes properly tendered pursuant to our offer;

  (2)
  deposit with the trustee or the paying agent, as applicable, an amount equal to the aggregate purchase price in respect of all New Notes or portions of the New Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee or the paying agent, as applicable, the New Notes properly accepted, together with an officer's certificate stating the aggregate principal amount of the New Notes being purchased by us.

        The trustee or the paying agent, as applicable, will promptly pay to each holder of the New Notes properly tendered the purchase price for the New Notes, and the trustee will promptly authenticate and deliver to each holder a new note equal in principal amount to any unpurchased portion of any New Notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000.

        We will not be required to make an offer to repurchase the New Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all New Notes properly tendered and not withdrawn under its offer.

        Prior to the occurrence of a Change of Control Repurchase Event, the provisions under the indenture relating to our obligation to make an offer to repurchase upon a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the New Notes.

        For purposes of the foregoing discussion of an offer to repurchase, the following definitions are applicable:

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our assets and our subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or one of our subsidiaries;

  (2)
  the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

  (3)
  we consolidate, amalgamate, or enter into a statutory plan of arrangement with, or merge with or into, any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction;

  (4)
  the first day on which the majority of the members of our board of directors cease to be Continuing Directors; or

  (5)
  the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, any holding company whose only significant asset is capital stock of us or any of our direct or indirect parent companies shall not itself be considered a "person" or "group" for purposes of clause (2) above.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our and our subsidiaries' properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of New Notes to require us to make an offer to repurchase such holder's New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries' assets taken as a whole to another person or group may be uncertain.

        "Change of Control Repurchase Event" means each of the Rating Agencies downgrade their ratings of the New Notes by at least one "notch" and, following such downgrades, the New Notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the "trigger period") commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which trigger period shall be extended so long as the rating of the New Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies). Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who:

  (1)
  was a member of such board of directors on March 6, 2014; or

  (2)
  was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

        "Rating Agency" means each of Moody's and S&P; provided, that if either Moody's or S&P ceases to rate the New Notes or fails to make a rating of the New Notes publicly available for any reason that is beyond our control, we may select (as certified by a resolution of our board of directors) a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Financial Inc., and its successors.

        "Voting Stock" of any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        The Change of Control Repurchase Event feature of the New Notes may in certain circumstances make more difficult or discourage a sale or takeover of Kinross and, therefore, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the New Notes, but that could substantially increase the amount of indebtedness outstanding at such time or otherwise adversely affect our capital structure or credit ratings on the New Notes.

        We may not have sufficient funds to repurchase all the New Notes tendered for repurchase upon a Change of Control Repurchase Event. See "Risk Factors."

Certain Covenants

Definitions

        Set forth below is a summary of certain of the defined terms used in the indenture. We urge you to read the indenture for the full definition of all such terms.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any portion thereof constituting Funded Debt); and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of Kinross and computed in accordance with GAAP.

        "Credit Agreement" means the Credit Agreement, dated as of August 10, 2012, among Kinross Gold Corporation, the lending institutions named therein and The Bank of Nova Scotia, as administrative agent, as amended, extended, renewed, restated, supplemented, refunded, replaced or otherwise modified from time to time by one or more credit facilities, and any agreement entered into in substitution therefor.

        "Funded Debt" means, as applied to any person, all indebtedness created or assumed by such person maturing after, or renewable or extendable at the option of such person beyond, 12 months from the date of creation thereof.

        "GAAP" means IFRS as issued by the IASB in effect from time to time or, if different and then used by us for our public financial reporting purposes in Canada, generally accepted accounting principles in Canada or the United States.

        "IASB" means the International Accounting Standards Board.

        "IFRS" means International Financial Reporting Standards.

        "Indebtedness" means all obligations for borrowed money represented by New Notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

        "Lien" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege, vendor's right of reclamation or other security interest or encumbrance of any kind incurred or assumed in order to secure payment of Indebtedness.

        "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means the interest of Kinross or any Restricted Subsidiary in any (a) mineral property or (b) manufacturing or processing plant, building, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of the indenture or thereafter acquired or constructed by Kinross or any Restricted Subsidiary, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount that exceeds 7% of Consolidated Net Tangible Assets, except any such mineral property, plant, building, structure, dam or other facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the board of directors of Kinross by resolution declares is not of material importance to the total business conducted by Kinross and its Restricted Subsidiaries considered as one enterprise.

        "Restricted Subsidiary" means (1) any Subsidiary of Kinross which owns or leases a Principal Property; and (2) any Subsidiary of Kinross engaged primarily in the business of owning or holding securities of Restricted Subsidiaries.

        "Subsidiary" means, at any relevant time, any person of which the voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by a person and/or one or more subsidiaries of such person.

Negative Pledge

        We have covenanted under the indenture that for so long as any New Notes are outstanding, we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Lien on or over any Principal Property now owned or hereafter acquired by Kinross or a Restricted Subsidiary to secure any Indebtedness, or on shares of stock or Indebtedness of any Restricted Subsidiary now owned or hereafter acquired by Kinross or a Restricted Subsidiary to secure any Indebtedness, unless at the time thereof or prior thereto all New Notes then outstanding (together with, if and to the extent we so determine, any other Indebtedness then existing or thereafter created), are secured equally and ratably with (or prior to) any and all such Indebtedness for so long as such Indebtedness is so secured by such Lien; provided, however, such negative pledge will not apply to or operate to prevent or restrict the following permitted Liens:

  (1)
  any Lien on property, shares of stock or Indebtedness of any person existing at the time such person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such person;

  (2)
  any Lien on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by Kinross or a Restricted Subsidiary, whether or not assumed by Kinross or such Restricted Subsidiary; provided that no such Lien will extend to any other Principal Property of Kinross or any Restricted Subsidiary;

  (3)
  any Lien on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to Kinross or to another Restricted Subsidiary;

  (4)
  any Lien on any Principal Property of Kinross to secure Indebtedness owing by it to a Restricted Subsidiary;

  (5)
  any Lien on any Principal Property or other assets of Kinross or any Restricted Subsidiary existing on the date of the indenture, or arising thereafter pursuant to contractual commitments entered into prior to the date of the indenture;

  (6)
  any Lien on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property), or on any shares of stock or Indebtedness of any Restricted Subsidiary directly or indirectly owning or operating such Principal Property, where such Principal Property is hereafter acquired, developed, expanded or constructed by Kinross or any Subsidiary, to secure the payment of all or any part of the purchase price, cost of acquisition or any cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by Kinross or a Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon), in each case including interest thereon and fees and expenses, including premiums, associated therewith, created prior to, at the time of, or within 360 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property; provided that no such Lien will extend to any other Principal Property of the Company or a Restricted Subsidiary other than in the case of any such construction, improvement, development, expansion or addition to improvement, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;

  (7)
  any Lien on any Principal Property or other assets of Kinross or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Liens, provided that the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Lien will be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Lien extended, renewed, altered or refunded or either of such property or shares of stock or Indebtedness; and

  (8)
  any Lien on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of Kinross or any Restricted Subsidiary which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Liens on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding Indebtedness secured by Liens permitted under the foregoing exceptions) would not then exceed 10% of Consolidated Net Tangible Assets.

        For purposes of the foregoing, the giving of a guarantee that is secured by a Lien on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Lien on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness that existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien but the amount of Indebtedness secured by Liens on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries will be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.

Consolidation, Amalgamation and Merger and Sale of Assets

        The indenture provides that we may not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person, or, directly or indirectly, convey, transfer or lease all or substantially all our properties and assets to any person, unless:

  •
  the person formed by or continuing from such consolidation or amalgamation or into which we are merged or with which we enter into such statutory arrangement or the person which acquires or leases all or substantially all of our properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof;

  •
  the successor person expressly assumes or assumes by operation of law all of our obligations under our debt securities, including the New Notes, and under the indenture;

  •
  immediately before and after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

  •
  certain other conditions are met.

        If, as a result of any such transaction, any of our Principal Properties become subject to a Lien, then, unless such Lien could be created pursuant to the indenture provisions described under "— Negative Pledge" above without equally and ratably securing the New Notes under the indenture, we, simultaneously with or prior to such transaction, will cause the debt securities, including the New Notes, to be secured equally and ratably with or prior to the Indebtedness secured by such Lien.

Payment of Additional Amounts

        All payments made by or on behalf of us under or with respect to the New Notes (or by any Guarantor Subsidiary with respect to any Guarantee) will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively "Taxes") imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or any other jurisdiction in which Kinross or any Guarantor Subsidiary is organized or any political subdivision thereof or any authority or agency therein or thereof having power to tax (each a "Relevant Taxing Jurisdiction"), unless we or a Guarantor Subsidiary is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the Relevant Taxing Jurisdiction.

        If Kinross or a Guarantor Subsidiary is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to any New Notes or Guarantees, Kinross or the relevant Guarantor Subsidiary, as the case may be, will pay to each holder of such New Notes as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each such holder after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

  (1)
  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such note;

  (2)
  any payment made by us under or with respect to the New Notes (or by any Guarantor Subsidiary with respect to any Guarantee) to a holder where such holder did not deal at arm's length (within the meaning of the Tax Act) at the time of the relevant payment with us or the relevant Guarantor Subsidiary;

  (3)
  any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;

  (4)
  any Taxes that are payable otherwise than by deduction or withholding from a payment of principal, premium, interest, or Additional Amounts on the New Notes;

  (5)
  any Taxes that would not have been so imposed but for the presentation of such New Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to Additional Amounts had the New Notes been presented for payment on the last date during such 30 day period;

  (6)
  any Taxes that would not have been so imposed or would have been imposed at a lower rate if the holder of the note had provided to Kinross or the Guarantor Subsidiary, as applicable, any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate (provided that such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or reduction in the requirement to deduct or withhold all or part of such Taxes and such information, certification, documentation or evidence is reasonably requested upon reasonable notice by the applicable payor);

  (7)
  any Taxes that were imposed on a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment, and the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder; or

  (8)
  any Taxes that would not have been so imposed but for any combination of the foregoing.

        Kinross or the relevant Guarantor Subsidiary will (i) make such withholding or deduction of Taxes as is required under applicable law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction, (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law and (iii) furnish to the trustee reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes.

        If we or a Guarantor Subsidiary will be obligated to pay Additional Amounts with respect to any payment under or with respect to the New Notes, we or such Guarantor Subsidiary will deliver to the trustee and paying agent an officer's certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the payment of such Additional Amounts to holders of New Notes on the payment date. Each such officer's certificate shall be relied upon until receipt of a new officer's certificate addressing such matters. To the extent permitted by law, the trustee shall have no obligation to determine or obtain knowledge of when Additional Amounts are paid or owed.

        Wherever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the New Notes, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        The New Notes will be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if we determine that:

  •
  as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of our successor) or of any political subdivision or taxing authority thereof or therein affecting taxation, or (B) any change in the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after the later of (i) February 27, 2014 or (ii) if applicable, the date a party organized in a jurisdiction other than Canada becomes our successor, we or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any note; or

  •
  on or after the later of (i) February 27, 2014 or (ii) if applicable, the date a party organized in a jurisdiction other than Canada becomes our successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of our successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the first bullet, whether or not such action was taken or such decision was rendered with respect to us or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in the written opinion of our legal counsel, will result in our, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any note, and, in any such case, we determine that such obligation cannot be avoided by the use of reasonable measures available to us (which shall not include the substitution of an obligor in respect of the New Notes).

        In the event that we elect to redeem the New Notes pursuant to the provisions set forth in the preceding paragraph, we will deliver to the trustee an officers' certificate, signed by two authorized officers, stating that we are entitled to redeem such New Notes pursuant to their terms.

        Notice of intention to redeem the New Notes as provided above will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

        We will file with the trustee, within 30 days after such reports or information are filed with the SEC, copies, which may be in electronic format, of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information, in each case in accordance with Canadian disclosure requirements and GAAP.

Events of Default

        Each of the following shall constitute events of default under the indenture with respect to New Notes:

  •
  default in the payment of the principal of any New Note when it becomes due and payable;

  •
  default in the payment of any interest on any New Note when such interest becomes due and payable, and such default is continued for 30 days;

  •
  default in the performance, or breach, of any other covenant in the indenture for the benefit of holders of the New Notes, and such default or breach is continued for 60 days after written notice to us as provided in the indenture;

  •
  Default by Kinross or any Guarantor Subsidiary in the payment of indebtedness of $100,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or default under indebtedness of Kinross or any Guarantor Subsidiary of $100,000,000 or more in principal amount resulting in acceleration of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled and such default continues for 10 days after written notice of the default is sent to us; and

  •
  certain events of bankruptcy, insolvency or reorganization occur involving Kinross or any Guarantor Subsidiary.

        If an acceleration in an amount less than $100,000,000 of any of our indebtedness or that of our subsidiaries that guarantee the New Notes or our credit facility occurs, the holders of the New Notes will not have the right to accelerate the maturity of their New Notes even though in some such cases other creditors will have that right.

        The indenture provides that the trustee must give notice of a default of which it has actual knowledge to the registered holders of the New Notes within 90 days of occurrence.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the outstanding New Notes will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for the New Notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default (voting as a single class) may declare the principal of and all accrued and unpaid interest on the New Notes immediately due and payable. The holders of a majority in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default may in some cases rescind this accelerated payment requirement.

        A holder of New Notes may pursue any remedy under the indenture only if:

  •
  a holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in principal amount of the securities of all series issued under the indenture and affected by the event of default make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity or security satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a New Note to sue for enforcement of any overdue payment.

        Holders of a majority in principal amount of the outstanding securities of all series issued under the indenture and affected by the event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee with respect to the New Notes. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indenture requires us to deliver each year to the trustee a written statement as to our compliance with the covenants contained in the indenture.

Trustee

        If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any New Notes only after the holders have offered the trustee indemnity satisfactory to it.

        The indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Modification and Waiver

        The indenture may be amended or supplemented or any provision of the indenture may be waived without the consent of any holders of debt securities, including the New Notes, in certain circumstances, including:

  •
  to provide for the assumption of our obligations under the indenture by a successor;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

  •
  to add events of default with respect to any debt securities;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under the indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in an offering circular or prospectus supplement will be deemed not to adversely affect any outstanding debt securities of any series issued under the indenture in any material respect, as provided in an officer's certificate;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

  •
  to provide for the appointment of a successor trustee;

  •
  to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

  •
  to cure any ambiguity, omission, defect or inconsistency.

        The indenture may be amended or supplemented with respect to a series of debt securities if the holders of a majority in principal amount of the outstanding debt securities of that series consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to the indenture may:

  •
  change the stated maturity of the principal of, or any installment of interest or additional amounts on, any debt security;

  •
  reduce the principal of any debt security or any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed or reduce the amount of any installment of interest or additional amounts payable on any debt security;

  •
  change the place of payment or make payments on any debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on any debt security;

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver; or

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification.

        The holders of a majority in principal amount of the outstanding debt securities of all series affected by the waiver (voting as a single class) may on behalf of the holders of all debt securities of such series waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of all series affected by such default (voting as a single class) may waive any past default under the indenture with respect to such debt securities, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt securities or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.

Defeasance and Covenant Defeasance

        The indenture provides that, at our option, we (and any applicable Guarantor Subsidiary) will be discharged from any and all obligations in respect of the outstanding New Notes upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered professional accountants as evidenced by a certificate of officers of the company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding New Notes (hereinafter referred to as a "defeasance") (except with respect to the authentication, transfer, exchange or replacement of our debt securities or the maintenance of a place of payment and certain other obligations set forth in the indenture). Such trust may only be established if, among other things:

  •
  we have delivered to the trustee an opinion of counsel in the United States stating that (i) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  •
  we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding New Notes include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

        We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding paragraph at the time we exercise the defeasance option.

        The indenture provides that, at our option, unless and until we have exercised our defeasance option described above with respect to the New Notes, we (and any applicable Guarantor Subsidiary) may omit to comply with the covenants described under "— Certain Covenants — Negative Pledge", and certain aspects of the covenant described under "— Certain Covenants — Consolidation, Amalgamation, Merger and Sale of Assets" and certain other covenants, and such omission will not be deemed to be an event of default under the indenture and the outstanding New Notes upon irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of financial advisers or independent chartered professional accountants as evidenced by a certificate of officers of the Company delivered to the trustee to pay the principal of (and premium, if any) and interest, if any, on the outstanding New Notes (hereinafter referred to as "covenant defeasance"). If we exercise our covenant defeasance option, the obligations under the indenture other than with respect to such covenants and the events of default other than with respect to such covenants will remain in full force and effect. Such trust may only be established if, among other things:

  •
  we have delivered to the trustee an opinion of counsel in the United States to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  we have delivered to the trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other Canadian tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case had such covenant defeasance not occurred (and for the purposes of such opinion, such Canadian counsel will assume that holders of the outstanding New Notes include holders who are not resident in Canada);

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, will constitute an event of default with respect to the New Notes will have occurred and be continuing on the date of such deposit;

  •
  we are not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  •
  other customary conditions precedent are satisfied.

Discharge of the Indenture

        We may satisfy and discharge our obligations under the indenture with respect to the New Notes by delivering to the trustee for cancellation all such outstanding New Notes or by depositing with the trustee or the paying agent, after such New Notes have become due and payable or will become due and payable within one year, whether at stated maturity, on any redemption date or otherwise, cash sufficient to pay all of the outstanding New Notes and pay all other sums payable under the indenture by us.

Payment and Paying Agents

        Payments on the New Notes will be made in U.S. dollars. If a holder of at least $1,000,000 principal amount of New Notes has provided wire transfer instructions to us at least 10 business days prior to the applicable payment date, we will pay all principal, interest and premium, if any, on that holder's New Notes in accordance with those instructions. All other payments on New Notes will be made at the office or agency of the paying agent in the City and State of New York unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest, with respect to the global New Notes registered in the name of or held by DTCC or its nominee and will be made by wire transfer of immediately available funds to the account specified by DTCC.

        We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment. The trustee will be designated as our paying agent for payments on the New Notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. Subject to the requirements of any applicable laws of escheat or other abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on New Notes that remain unclaimed for two years after the date upon which that payment became due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Replacement of Notes

        We will replace any New Notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated New Notes or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the note before a replacement note will be issued.

Global Securities and Book-Entry System

        The New Notes initially will be represented by one or more certificates in registered global form without interest coupons (collectively, the "Global Securities") and will be deposited with the trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee.

        Except as described below under "— Special Situations When a Global Security Will be Terminated," owners of beneficial interests in the New Notes will not be entitled to receive New Notes in definitive form and will not be considered holders of New Notes under the Indenture.

The Depositary

        The Depositary has advised us as follows:

        The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds and provides asset servicing for securities that the Depositary's participants ("Direct Participants") deposit with the Depositary. The Depositary also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is a wholly-owned subsidiary of DTCC. DTCC, in turn, is owned by a number of Direct Participants of the Depositary and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC, and EMCC, respectively, also are subsidiaries of DTCC), as well as by the NYSE Euronext and the Financial Industry Regulatory Authority, Inc. Access to the Depositary's system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Depositary's Rules applicable to its participants are on file with the SEC.

        Purchases of New Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such New Notes on the Depositary's records. The ownership interest of each actual purchaser of New Notes represented by the Global Securities (a "Beneficial Owner"), is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive New Notes in definitive form representing their ownership interests therein, except in the limited circumstances described under "— Special Situations When a Global Security Will be Terminated."

        To facilitate subsequent transfers, the Global Securities deposited with the Depositary will be registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of the Global Securities with the Depositary and their registration in the name of Cede & Co. does not effect any change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the New Notes. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such New Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Unless physical certificates representing the New Notes have been issued, redemption notices shall be sent to Cede & Co. If less than all of the New Notes are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in the New Notes to be redeemed.

        Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the New Notes unless authorized by a Direct Participant in accordance with the Depositary's procedures. Under its usual procedures, the Depositary mails an omnibus proxy (an "Omnibus Proxy") to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium, if any, and interest payments on the Global Securities representing the New Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such participants and not of the Depositary, the trustee, Kinross, or the Guarantor Subsidiaries subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. is the responsibility of Kinross, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants. None of Kinross, the Guarantor Subsidiaries or the trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the New Notes by the Depositary or the Direct or Indirect Participants or for maintaining or reviewing any records of the Depositary or the Direct or Indirect Participants relating to ownership interests in the New Notes or the disbursement of payments in respect thereof. The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that we believe to be reliable, but is subject to any changes to the arrangements between us and the Depositary and any changes to such procedures that may be instituted unilaterally by the Depositary.

Special Investor Considerations for Global Securities

        The obligations of Kinross and the Guarantor Subsidiaries, as well as the obligations of the trustee and those of any third parties employed by Kinross, the Guarantor Subsidiaries or the trustee run only to persons who are registered as holders of the New Notes. For example, once we make payment to the registered holder of a New Note, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

        An investor should be aware that when New Notes are issued in the form of Global Securities:

  •
  the investor cannot have New Notes registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the New Notes;

  •
  the investor must look to his or her own bank or brokerage firm for payments on the New Notes and protection of his or her legal rights relating to the New Notes;

  •
  the investor may not be able to sell interests in the New Notes to some insurance companies and other institutions that are required by law to hold the physical certificates of New Notes that they own;

  •
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. Kinross, the Guarantor Subsidiaries and the trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interest in the Global Security. Kinross, the Guarantor Subsidiaries and the trustee also do not supervise the Depositary in any way; and

  •
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing New Notes. After that exchange, an investor may choose whether to hold New Notes directly or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their interests in New Notes transferred into their own names, so that they will be direct holders.

        The special situations for termination of a Global Security are:

  •
  when the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named);

  •
  an event of default has occurred and is continuing, and DTCC requests the issuance of certificated New Notes; and

  •
  when and if we decide to terminate a Global Security.

        When a Global Security terminates, the Depositary (and not Kinross, the Guarantor Subsidiaries or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Global Clearance and Settlement Procedures

        Initial settlement for the New Notes will be made in immediately available funds. Secondary market trading between Depositary participants ("DTC Participants") will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking S.A. ("Clearstream, Luxembourg") participants ("Clearstream Participants") and/or Euroclear System ("Euroclear") participants ("Euroclear Participants") will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, as applicable.

        Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering securities to or receiving securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of New Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary's settlement date. The credits or any transactions in the New Notes settled during the processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the New Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary's settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement through the Depositary.

        Although the Depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of New Notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

 U.S. FEDERAL INCOME TAX CONSEQUENCES

        The exchange of the Initial Notes for the New Notes pursuant to the terms set forth in this prospectus will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you should not recognize a gain or loss upon receipt of the New Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the New Notes, your basis in the New Notes should be the same as your basis in the Initial Notes exchanged. Your holding period for the New Notes should include your holding period for the Initial Notes exchanged. The issue price and other U.S. federal income tax characteristics of the New Notes should be identical to the issue price and other U.S. federal income tax characteristics of the Initial Notes exchanged.

 CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal Canadian federal income tax considerations generally applicable to a holder of Initial Notes who acquires, as a beneficial owner, New Notes, including entitlement to all payments thereunder, pursuant to this prospectus in exchange for, and evidencing the same continuing indebtedness as the Initial Notes and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the "Tax Act"), (1) is not, and is not deemed to be, resident in Canada, (2) deals at arm's length with Kinross, any "specified shareholder" of Kinross as defined in subsection 18(5) of the Tax Act, any guarantor and any transferee resident (or deemed to be resident) in Canada to whom the holder disposes of the New Notes, (3) does not receive any payment of interest on the New Notes in respect of a debt or other obligation to pay an amount to a person with whom Kinross or any guarantor does not deal at arm's length, (4) is not a "specified shareholder" of Kinross as defined in subsection 18(5) of the Tax Act, and (5) does not use or hold the New Notes in a business carried on in Canada (a "Holder"). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such holders should consult their own tax advisors.

        This summary is based on the current provisions of the Tax Act and on an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed herein.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective holders of New Notes should consult their own tax advisors having regard to their own particular circumstances.

The Exchange Offer

        The exchange of Initial Notes for New Notes pursuant to the terms set forth in this prospectus should not constitute a disposition and should not give rise to a capital gain or a capital loss for purposes of the Tax Act.

Taxation of Interest on New Notes

        No Canadian withholding tax will apply to interest, principal or premium, if any, paid or credited to a Holder by Kinross or to the proceeds received by a Holder on the disposition of a New Note including a redemption, payment on maturity, repurchase or purchase for cancellation.

        No other tax on income or gains will be payable by a Holder on interest, principal or premium, if any, on a New Note or on the proceeds received by a Holder on the disposition of a New Note including a redemption, payment on maturity, repurchase or purchase for cancellation.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Initial Notes where the Initial Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, until the earlier of the expiration of 180 days after the exchange offer or such time as such broker-dealers no longer own any Initial Notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer or such time as the broker-dealers no longer own any Initial Notes, whichever is shorter, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that is entitled to use such documents that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS

        The annual audited consolidated financial statements of Kinross incorporated by reference in this prospectus have been audited by KPMG LLP, Chartered Professional Accountants, as stated in their report accompanying the financial statements.

INTERESTS OF QUALIFIED PERSONS

        The technical information about the Company's mineral properties contained in or incorporated by reference in this prospectus has been prepared under the supervision of Mr. John Sims, an officer of the Company who is a "qualified person" within the meaning of NI 43-101.

VALIDITY OF NOTES AND GUARANTEES

        The validity of the New Notes and the related Guarantees will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters relating to Canadian and Ontario law will be passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario. Certain legal matters related to the laws of Canada and British Columbia will be passed upon for us by Blake, Cassels & Graydon LLP, Toronto, Canada. Certain legal matters related to Alaska and Washington law will be passed upon for us by Perkins Coie LLP, Seattle, Washington. Certain legal matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters related to the laws of Brazil will be passed upon for us by Veirano Advogados, Rio de Janeiro, Brazil. Certain legal matters related to the laws of Chile will be passed upon for us by Carey y Cia, Santiago, Chile.

 DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the Commission as part of the registration statement of which this prospectus is a part:

  •
  The documents listed as being incorporated by reference in this prospectus under the heading "Documents Incorporated by Reference";

  •
  The organizational documents of the Guarantor Subsidiaries;

  •
  The indenture relating to the Notes;

  •
  The registration rights agreement relating to the Initial Notes;

  •
  Opinions and consents of counsel;

  •
  Consent of auditors;

  •
  Consents of qualified persons;

  •
  Powers of attorney (included on the signature pages of the registration statement);

  •
  The statements of eligibility of the trustee on Form T-1;

  •
  The form of letter of transmittal; and

  •
  The form of notice of guaranteed delivery.

 KINROSS GOLD CORPORATION

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification

British Columbia

        Red Back Mining Mauritania No. 2 Limited ("Red Back Mining Mauritania") is a company formed under the Business Corporations Act (British Columbia) (the "BCBCA"). BCBCA companies may indemnify a current or former director or officer of the company or of another corporation that is an affiliate of the company, or an individual who, at the request of the company, was a director or officer of another corporation or held a position equivalent to that of director or officer of a partnership, trust, joint venture or other unincorporated entity (an "Eligible Party"). Such indemnity may include a judgment, penalty or fine for a civil, criminal, administrative or other legal proceeding or investigative action (a "Proceeding") in which the Eligible Party, or any of its heirs or legal representatives, may be liable as a result of having been a director or officer, or having held a position equivalent to that of director or officer of the company or an associated corporation.

        The indemnity may also include, after the final disposition of a Proceeding, expenses actually and reasonably incurred by the Eligible Party such as costs, charges and fees, including legal fees (the "Expenses"). The BCBCA company must pay the Eligible Party the Expenses if the Eligible Party has not been reimbursed for the Expenses and is wholly or substantially successful in the outcome of a Proceeding. A Company may, subject to prohibitions in the BCBCA, pay Expenses to an Eligible Party in advance of the final disposition of a Proceeding. Before a BCBCA company may pay Expenses in advance of the final disposition of a Proceeding, the Eligible Party must first provide the company a written undertaking that if it is ultimately determined that the payment of the Expenses is prohibited by Section 163 of the BCBCA, the Eligible Party will repay the amounts advanced. Section 163 of the BCBCA provides that a company may not indemnify or pay the Expenses of an Eligible Party if (a) the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and at the time the company was prohibited from giving the indemnity by its memorandum or articles, (b) the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and at the time the company is prohibited from giving the indemnity by its memorandum or articles, (c) in relation to a Proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation or (d) in the case of a Proceeding other than a civil proceeding, if the Eligible Party did not have reasonable grounds for believing that the Eligible Party's conduct in respect of which the Proceeding was brought was lawful. Section 163 of the BCBCA further provides that if a Proceeding is brought against an Eligible Party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (a) indemnify the Eligible Party or (b) pay the Expenses of the Eligible Party.

        Section 164 of the BCBCA provides that the Supreme Court of British Columbia may, on application of the company or an Eligible Party, order the company to (a) indemnify an Eligible Party against any liability incurred by the Eligible Party in respect of a Proceeding, (b) pay some or all of the Expenses incurred by an Eligible Party in respect of a Proceeding, (c) comply with an agreement of indemnification entered into by the company, (d) pay some or all of the Expenses actually and reasonably incurred by any person in obtaining an order under section 164 of the BCBCA or (e) make any other order that the court considers appropriate.

        The BCBCA permits a company to purchase and maintain insurance for the benefit of an Eligible Party or their heirs and personal or other legal representatives against any liability that may be incurred by reason of the Eligible Party being a having been a director of officer of, or holding or having held a position equivalent to that of director or officer of, the company or an associated corporation.

        The articles of Red Back Mining Mauritania provide that, subject to the limitations contained in the BCBCA, it must indemnify a director or former director and his or her heirs and legal personal representatives against a judgment, penalty or fine for a Proceeding in which the person may be liable. The articles of Red Back Mining Mauritania further provide that it must, after the final disposition of such a proceeding, pay the expenses

F-10, II-1

actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with Red Back Mining Mauritania on the terms of the indemnification provisions in the articles. Red Back Mining Mauritania may indemnify any other person, subject to the restrictions in the BCBCA.

        The articles of Red Back Mining Mauritania also provide that it may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who (a) is or was a director, officer, employee or agent, (b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of Red Back Mining Mauritania, (c) at the request of Red Back Mining Mauritania, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity or (d) at the request of Red Back Mining Mauritania, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling Red Back Mining Mauritania pursuant to the foregoing provisions, Red Back Mining Mauritania has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Canada

        Aurelian Resources Inc. ("Aurelian Resources") and Red Back Mining Inc. ("Red Back Mining") are corporations formed under the Canada Business Corporations Act (the "CBCA"). CBCA corporations may indemnify an Eligible Party. Such indemnity may include all costs, charges and expenses, including an amount paid to settle a Proceeding or satisfy a judgment, reasonably incurred by the individual in respect of any Proceeding in which the Eligible Party becomes involved as a result of having acted as a director or officer, or in any similar capacity, of the corporation or such other entity. A CBCA corporation may not indemnify an Eligible Party unless the Eligible Party has:

  (a)
  acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Eligible Party had reasonable grounds for believing that its conduct was lawful.

Eligible Parties will be entitled to indemnification from a CBCA corporation in respect of a Proceeding in which an Eligible Party is involved as a result of having acted as a director or officer or any similar capacity of the corporation or such other entity, if they have not been judged by a court or other competent authority to have committed any fault or omitted to do anything they ought to have done and conditions (a) and (b) set out above in this paragraph have been fulfilled. A CBCA corporation may advance moneys to an Eligible Party for the costs, charges and expenses of a proceeding; however, such Eligible Party must repay the moneys if they do not fulfill conditions (a) and (b) set out above in this paragraph. CBCA corporations may purchase and maintain liability insurance for the benefit for those individuals entitled to indemnification under the CBCA. In the case of a derivative action, indemnification by a CBCA corporation of an Eligible Party in accordance with the foregoing provisions may only be made with court approval.

        The by-laws of Aurelian Resources provide that, subject to the limitations contained in the CBCA, Aurelian Resources shall indemnify any director or officer, or former director or officer, of Aurelian Resources, or any person who, at the request of Aurelian Resources, acts or has acted as a director or officer of a body corporate of which Aurelian Resources is or was a shareholder or creditor, together with his or her heirs and legal representatives, against all expenses, including legal fees, judgments, fines and any amount actually and reasonably incurred by him or her in respect of any Proceeding, whether civil, criminal, administrative or investigative (other than a derivative action) to which he or she was made a party by reason of being or having been a director or officer of Aurelian Resources or such body corporate. Such director or officer, or former director or officer, must have acted honestly and in good faith, with a view to the best interests of Aurelian

F-10, II-2

Resources, and in the case of a criminal or administrative Proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

        The by-laws of Red Back Mining provide that, subject to the limitations contained in the CBCA, Red Back Mining shall indemnify any director or officer, or former director or officer, of Red Back Mining, or any person who, at the request of Red Back Mining, acts or has acted as a director or officer of another entity, together with his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle a Proceeding or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is involved by reason of the association with Red Back Mining, or such other entity, if such individual acted honestly and in good faith, with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at Red Back Mining's request, and in the case of a criminal or administrative Proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The by-laws require Red Back Mining to advance moneys to such individuals for costs, charges and expenses of such proceedings, provided that if the foregoing conditions are determined not to be met, such individuals must repay such advanced moneys. The by-laws also provide that Red Back Mining shall indemnify such a party in such other circumstances as the CBCA permits or requires.

        The by-laws of Red Back Mining provide that it may, subject to the limitations contained in the CBCA, purchase, maintain insurance for the benefit of any person referred to in the foregoing paragraph.

        Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Aurelian Resources and/or Red Back Mining pursuant to the foregoing provisions, Aurelian Resources and Red Back Mining have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Ontario

        Kinross is a corporation formed under the Business Corporations Act (Ontario) (the "OBCA"). OBCA corporations may indemnify an Eligible Party. Such indemnity may include all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any Proceeding in which the Eligible Party becomes involved as a result of having acted as a director or officer, or in any similar capacity, of the corporation or such other entity. An OBCA corporation may not indemnify an Eligible Party unless the Eligible Party has:

  (a)
  acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Eligible Party had reasonable grounds for believing that its conduct was lawful.

Eligible Parties will be entitled to indemnification from an OBCA corporation if they have not been judged by a court or other competent authority to have committed any fault or omitted to do anything they ought to have done and conditions (a) set out above in this paragraph have been fulfilled. An OBCA corporation may advance moneys to an Eligible Party for the costs, charges and expenses of a proceeding; however, such Eligible Party must repay the moneys if they do not fulfill conditions (a) set out above in this paragraph. OBCA corporations may purchase and maintain liability insurance for the benefit for those individuals entitled to indemnification under the OBCA. In the case of a derivative action, indemnification may only be made with court approval.

        The by-laws of Kinross provide that, subject to the limitations contained in the OBCA, Kinross shall indemnify any director or officer, or former director or officer, of Kinross, or any person who, at the request of Kinross, acts or has acted as a director or officer, or in a similar capacity, of another entity of which Kinross is or was a shareholder or creditor, together with his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, underway or completed) to which he or she was made a party or may become involved by

F-10, II-3

reason of being or having been a director or officer of Kinross or such body corporate. Such director or officer, or former director or officer, must have acted honestly and in good faith, with a view to the best interests of the corporation (or, if applicable, in the best interests of the other entity for which the individual acted as a director, officer or in a similar capacity at the corporation's request), and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The by-laws also provide that Kinross shall indemnify such a party in such other circumstances as the OBCA permits or requires.

        The by-laws further provide that the above described indemnification provisions shall not affect any other right to indemnification to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any Proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) in the paragraph above or any corresponding condition in the OBCA. The by-laws also provide that the persons described above shall not be liable for any damage, loss, cost or liability sustained or incurred by Kinross, except where so required by the OBCA, if such person acted honestly and in good faith with a view to the best interest of the Kinross (or of the entity for which the individual acted as a director, officer or in a similar capacity at the request of Kinross).

        Kinross has a policy of insurance for its directors and officers and those of its subsidiaries. The limit of liability applicable to all insured directors and officers under the current policies, which will expire on May 1, 2015, is $200 million in the aggregate, inclusive of defense costs. Under the policies, Kinross has reimbursement coverage to the extent that it has indemnified the directors and officers in excess of a deductible of $2.5 million and $5.0 million for each loss of Canadian and U.S. securities claims, respectively, and $2.5 million for each loss of non-securities claims. The total premium charged to Kinross in respect of coverage for 2013 was $1,619,461, for 2012 was $1,621,171 and for 2011 was $1,187,856, no part of which is or was payable by the directors or officers of Kinross. Kinross has also entered into indemnification agreements with the directors and officers of its subsidiaries that provide for indemnification for liabilities of its directors and officers to the extent permitted by applicable law.

        Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Kinross pursuant to the foregoing provisions, Kinross has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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 EXHIBITS TO FORM F-10

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

F-10, II-5

 FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

        The Form F-10 registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

        Concurrently with the filing of this Registration Statement, the Form F-10 registrants are filing with the Commission written irrevocable consents and powers of attorney on Form F-X.

        Any change to the name or address of the agent for service of the Form F-10 registrants shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.

F-10, III-1

 FORM F-10

SIGNATURES

        Pursuant to the requirements of the Securities Act, Kinross Gold Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 12th day of November, 2014.

KINROSS GOLD CORPORATION
By:	/s/ TONY S. GIARDINI
	Name:	Tony S. Giardini
	Title:	Executive Vice President, Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Geoffrey P. Gold as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. PAUL ROLLINSON J. Paul Rollinson	Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2014
/s/ TONY S. GIARDINI Tony S. Giardini	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2014
/s/ JOHN E. OLIVER John E. Oliver	Director, Chair	November 12, 2014
/s/ JOHN A. BROUGH John A. Brough	Director	November 12, 2014

F-10, III-2

Signature	Title	Date

/s/ JOHN K. CARRINGTON John K. Carrington	Director	November 12, 2014
/s/ JOHN M.H. HUXLEY John M.H. Huxley	Director	November 12, 2014
/s/ KENNETH IRVING Kenneth Irving	Director	November 12, 2014
/s/ JOHN A. KEYES John A. Keyes	Director	November 12, 2014
/s/ CATHERINE MCLEOD-SELTZER Catherine McLeod-Seltzer	Director	November 12, 2014
/s/ UNA M. POWER Una M. Power	Director	November 12, 2014
/s/ TERENCE C.W. REID Terence C.W. Reid	Director	November 12, 2014
/s/ RUTH G. WOODS Ruth G. Woods	Director	November 12, 2014

F-10, III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Kinross Gold Corporation in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

F-10, III-4

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Aurelian Resources Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 12th day of November, 2014.

AURELIAN RESOURCES INC.
By:	/s/ SHELLEY M. RILEY
	Name:	Shelley M. Riley
	Title:	Secretary

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Shelley M. Riley as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHELLEY M. RILEY Shelley M. Riley	Secretary (Principal Executive Officer)	November 12, 2014
/s/ FRANK C. DE COSTANZO Frank C. De Costanzo	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ ANDREA S. FREEBOROUGH Andrea S. Freeborough	Director	November 12, 2014
/s/ NICHOLAS J. HAYDUK Nicholas J. Hayduk	Director	November 12, 2014

F-10, III-5

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aurelian Resources Inc. in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

F-10, III-6

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Red Back Mining Mauritania No. 2 Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 12th day of November, 2014.

RED BACK MINING MAURITANIA NO. 2 LIMITED
By:	/s/ SHELLEY M. RILEY
	Name:	Shelley M. Riley
	Title:	Secretary

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Shelley M. Riley as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHELLEY M. RILEY Shelley M. Riley	Secretary (Principal Executive Officer)	November 12, 2014
/s/ FRANK C. DE COSTANZO Frank C. De Costanzo	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ FRANK C. DE COSTANZO Frank C. De Costanzo	Director	November 12, 2014
/s/ ANDREA S. FREEBOROUGH Andrea S. Freeborough	Director	November 12, 2014
/s/ NICHOLAS J. HAYDUK Nicholas J. Hayduk	Director	November 12, 2014

F-10, III-7

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Red Back Mining Mauritania No. 2 Limited in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

F-10, III-8

 SIGNATURES

        Pursuant to the requirements of the Securities Act, Red Back Mining Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 12th day of November, 2014.

RED BACK MINING INC.
By:	/s/ SHELLEY M. RILEY
	Name:	Shelley M. Riley
	Title:	Secretary

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Shelley M. Riley as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHELLEY M. RILEY Shelley M. Riley	Secretary (Principal Executive Officer)	November 12, 2014
/s/ FRANK C. DE COSTANZO Frank C. De Costanzo	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ ANDREA S. FREEBOROUGH Andrea S. Freeborough	Director	November 12, 2014
/s/ NICHOLAS J. HAYDUK Nicholas J. Hayduk	Director	November 12, 2014

F-10, III-9

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Red Back Mining Inc. in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ NATHAN M. LONGENECKER
	Name: Title:	Nathan M. Longenecker Vice President, Secretary and General Counsel

F-10, III-10

 FORM S-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 20. Indemnification of Directors and Officers

  Delaware

        Fairbanks Gold Mining, Inc. ("Fairbanks Gold Mining") and Round Mountain Gold Corporation ("Round Mountain Gold") are corporations under the Delaware General Corporation Law (the "DGCL"). Section 102(b)(7) of the DGCL provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The respective certificates of incorporation of the Guarantor Subsidiaries incorporated in Delaware eliminate and limit such personal liability of their directors under such terms. Further, the respective certificates of incorporation of the Guarantor Subsidiaries incorporated in Delaware provide that, if the DGCL is subsequently amended to permit further elimination or limitation of the personal liability of directors, the liability of a director of a Guarantor Subsidiary incorporated in Delaware will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

        Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        The by-laws of the Guarantor Subsidiaries incorporated in Delaware authorize them to indemnify, to the full extent authorized by law, any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation or serves or served at the request of the corporation as a director, officer or employee of any other enterprise, and contains provisions substantially similar to those of the DGCL relating to advancement of expenses and the non-exclusivity of the indemnification rights therein.

        Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such

S-4, II-1

person in such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person under the DGCL.

  Washington

        Crown Resources Corporation ("Crown Resources") is a corporation under the Washington Business Corporation Act (the "WBCA"). Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate losses or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 23B.08.560 of the WBCA provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify a director made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Section 23B.08.510 through 23B.08.550 of the WBCA, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of the law by the director, (ii) for conduct violating Section 23B.08.310 of the WBCA (which section relates to unlawful distributions), or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

        Furthermore, Section 23B.08.580 of the WBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of such corporation, or who, while a director, officer, employee, or agent of such corporation, is or was serving at the request of such corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such individual in that capacity or arising from such individual's status as a director, officer, employee, or agent, whether or not such corporation would have power to indemnify such individual against the same liability under Section 23B.08.510 or 23B.08.520 of the WBCA.

        The Restated Articles of Incorporation, as amended, of Crown Resources provides that, to the fullest extent that Washington law permits the limitation or elimination of directors' liability, a director shall not be liable to Crown Resources or its shareholders for monetary damages from conduct as a director. The Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of Crown Resources further provide for indemnification of its directors, officers, employees and agents to the maximum extent permitted by Washington law. The Restated Articles of Incorporation, as amended, further contains a provision that no amendment or repeal of the Restated Articles of Incorporation of Crown Resources shall adversely affect any right or any elimination or limitation of liability or indemnification rights of a director existing immediately prior to the amendment or repeal.

  Alaska

        Melba Creek Mining, Inc. ("Melba Creek") is a corporation under the Alaska Corporations Code (the "ACC"). Section 10.06.490 of the ACC permits a corporation to indemnify its directors, officers, employees, or agents against expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents of the corporation, if such directors, officers, employees, or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees, or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers,

S-4, II-2

employees, or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 10.06.210 of the ACC authorizes a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except that the corporation may not eliminate or limit the liability of a director for (i) breach of a director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) wilful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds, or (iv) a transaction from which the director derives an improper personal benefit.

        Section 10.06.490 of the ACC further permits a corporation to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in that capacity, or arising out of that status.

        In accordance with the provisions of the ACC, the corporation's Amended and Restated Bylaws provide for indemnification of its directors, officers, employees, or agents against expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees, or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees, or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees, or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding referred to in the foregoing paragraphs of this section or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense.

        The Articles of Incorporation, as amended, of Melba Creek provides that, to the maximum extent that Alaska law permits the limitation or elimination of directors' liability, a director shall not be liable to the corporation or its shareholders for monetary damages for the breach of fiduciary duties.

  Bermuda

        BGO (Bermuda) Ltd. ("BGO") is an exempted company incorporated under the Companies Act 1981 of Bermuda (as amended) ("Companies Act"). Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer for the costs, charges and expenses incurred by the officer in defending any civil or criminal proceedings against them, on condition that the officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

S-4, II-3

        The Bye-Laws of BGO authorize it to indemnify and hold harmless the directors, secretary and other officers for the time being of BGO and the liquidator or trustees (if any) for the time being acting in relation to any affairs of BGO against all actions, costs, charges, losses, damages and expenses which they may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty or in their respective offices or trusts but this indemnity does not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty. The Bye-Laws of BGO further provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any willful negligence, willful default, fraud or dishonesty of such director or officer.

  Federative Republic of Brazil

        Kinross Brasil Mineraçao S.A. ("Kinross Brasil") is a corporation under the laws of Brazil. Neither the laws of Brazil nor other constitutive documents provide for indemnification of directors and officers.

  Chile

        Compañía Minera Mantos de Oro and Compañía Minera Maricunga are contractual mining companies (sociedades contractuales mineras) organized under the laws of the Republic of Chile. Neither the laws of the Republic of Chile governing this type of Company nor the bylaws of Compañía Minera Mantos de Oro and Compañía Minera Maricunga, provide for indemnification of directors and officers.

  Item 21. Exhibits

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

  Item 22. Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Form S-4 registrants pursuant to the foregoing provisions set forth in Item 20 above, or otherwise, such registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The Form S-4 registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the responding to the request.

        The Form S-4 registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of disclosure included in the registration statement when it became effective.

S-4, II-4

 FORM S-4

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on this 12th day of November, 2014.

BGO (BERMUDA) LTD.
By:	/s/ ALASTAIR B. MACDONALD
	Name:	Alastair B. MacDonald
	Title:	Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Alastair B. MacDonald as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NATHAN M. LONGENECKER Nathan M. Longenecker	President and Director (Principal Executive Officer)	November 12, 2014
/s/ P. KRISTOPHER SIMS P. Kristopher Sims	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ GRAHAM B.R. COLLIS Graham B.R. Collis	Director	November 12, 2014
/s/ ALASTAIR B. MACDONALD Alastair B. MacDonald	Director	November 12, 2014

S-4, II-5

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of BGO (Bermuda) Ltd. in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

S-4, II-6

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Belo Horizonte, Brazil on this 12th day of November, 2014.

KINROSS BRASIL MINERAÇAO S.A.
By:	/s/ ANTONIO CARLOS SALDANHA MARINHO
	Name:	Antonio Carlos Saldanha Marinho
	Title:	President, Brazil and General Counsel

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Antonio Carlos Saldanha Marinho as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO CARLOS SALDANHA MARINHO Antonio Carlos Saldanha Marinho	Director and President (Principal Executive Officer)	November 12, 2014
/s/ JULIO CEZAR VICENTIN Julio Cezar Vicentin	Accounting Manager and Controller (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ EDUARDO MAGALHAES BARBOSA Eduardo Magalhaes Barbosa	Director	November 12, 2014
/s/ MAURO FAMPA OSTWALD Mauro Fampa Ostwald	Director	November 12, 2014
/s/ ALESSANDRO L. DEPOMUCENO Alessandro L. Depomuceno	Director	November 12, 2014
/s/ MARCOS CANGUSSU Marcos Cangussu	Director	November 12, 2014
/s/ GILBERTO CARLOS NASCIMENTO AZEVEDO Gilberto Carlos Nascimento Azevedo	Director	November 12, 2014
/s/ CHARLES WELLS Charles Wells	Director	November 12, 2014

S-4, II-7

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Kinross Brasil Mineraçao S.A. in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

S-4, II-8

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 12th day of November, 2014.

CROWN RESOURCES CORPORATION
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Nathan M. Longenecker as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAUREN M. ROBERTS Lauren M. Roberts	President and Director (Principal Executive Officer)	November 12, 2014
/s/ P. KRISTOPHER SIMS P. Kristopher Sims	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ JAMES FOWLER James Fowler	Director	November 12, 2014
/s/ NATHAN M. LONGENECKER Nathan M. Longenecker	Director	November 12, 2014

S-4, II-9

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 12th day of November, 2014.

FAIRBANKS GOLD MINING, INC.
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Nathan M. Longenecker as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAUREN M. ROBERTS Lauren M. Roberts	President and Director (Principal Executive Officer)	November 12, 2014
/s/ P. KRISTOPHER SIMS P. Kristopher Sims	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ JAMES FOWLER James Fowler	Director	November 12, 2014
/s/ NATHAN M. LONGENECKER Nathan M. Longenecker	Director	November 12, 2014

S-4, II-10

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado on this 12th day of November, 2014.

MELBA CREEK MINING INC.
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Nathan M. Longenecker as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAUREN M. ROBERTS Lauren M. Roberts	President and Director (Principal Executive Officer)	November 12, 2014
/s/ P. KRISTOPHER SIMS P. Kristopher Sims	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ JAMES FOWLER James Fowler	Director	November 12, 2014
/s/ NATHAN M. LONGENECKER Nathan M. Longenecker	Director	November 12, 2014

S-4, II-11

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Santiago, Chile on this 12th day of November, 2014.

COMPAÑÌA MINERA MANTOS DE ORO
By:	/s/ XIMENA MARÍA LAURA MATAS QUILODRÁN
	Name:	Ximena María Laura Matas Quilodrán
	Title:	Director and Attorney

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints José Tomás Letelier Vial as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSÉ TOMÁS LETELIER VIAL José Tomás Letelier Vial	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ LUIS ALBERTO OPAZO MONDACA Luis Alberto Opazo Mondaca	Director	November 12, 2014
/s/ XIMENA MARÍA LAURA MATAS QUILODRÁN Ximena María Laura Matas Quilodrán	Director	November 12, 2014

S-4, II-12

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Compañía Minera Mantos de Oro in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ GREGORY VAN ETTER
	Name:	Gregory Van Etter
	Title:	Senior Vice President

S-4, II-13

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santiago, Chile on this 12th day of November, 2014.

COMPAÑÌA MINERA MARICUNGA
By:	/s/ XIMENA MARÍA LAURA MATAS QUILODRÁN
	Name:	Ximena María Laura Matas Quilodrán
	Title:	President and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints José Tomás Letelier Vial as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ XIMENA MARÍA LAURA MATAS QUILODRÁN Ximena María Laura Matas Quilodrán	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ LUIS ALBERTO OPAZO MONDACA Luis Alberto Opazo Mondaca	Director	November 12, 2014
/s/ GUILLERMO FRANCISCO CONTRERAS GÓMEZ Guillermo Francisco Contreras Gómez	Director	November 12, 2014
/s/ JOSÉ TOMÁS LETELIER VIAL José Tomás Letelier Vial	Director	November 12, 2014

S-4, II-14

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Compañía Minera Maricunga in the United States, in Denver, Colorado on this 12th day of November, 2014.

KINROSS GOLD U.S.A., INC. (Authorized U.S. Representative)
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

S-4, II-15

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on this 12th day of November, 2014.

ROUND MOUNTAIN GOLD CORPORATION
By:	/s/ NATHAN M. LONGENECKER
	Name:	Nathan M. Longenecker
	Title:	Vice President, Secretary and General Counsel

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Nathan M. Longenecker as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAUREN M. ROBERTS Lauren M. Roberts	President and Director (Principal Executive Officer)	November 12, 2014
/s/ P. KRISTOPHER SIMS P. Kristopher Sims	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014
/s/ JAMES FOWLER James Fowler	Director	November 12, 2014
/s/ NATHAN M. LONGENECKER Nathan M. Longenecker	Director	November 12, 2014

S-4, II-16

 INDEX TO EXHIBITS

Exhibits to Form F-10

Exhibit No.
1.1	Form of Letter of Transmittal (included in Exhibit 99.1 to Form S-4).
1.2	Form of Notice of Guaranteed Delivery (included in Exhibit 99.2 to Form S-4).
3.1

Registration Rights Agreement dated as of March 6, 2014 among Kinross Gold Corporation, Aurelian Resources Inc., BGO (Bermuda) Ltd., Kinross Brasil Mineraçao S.A., Crown Resources Corporation, Fairbanks Gold Mining, Inc., Melba Creek Mining, Inc., Compañía Minera Mantos de Oro, Compañía Minera Maricunga, Red Back Mauritania No. 2 Limited, Red Back Mining Inc. and Round Mountain Gold Corporation, as guarantors, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC as representatives of the initial purchasers named therein (included in Exhibit 4.3 to Form S-4).

4.1

Annual Information Form of Kinross Gold Corporation for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.1 to Kinross Gold Corporation's Form 40-F filed with the Securities and Exchange Commission on March 31, 2014).

4.2

The annual audited consolidated financial statements of Kinross Gold Corporation for the year ended December 31, 2013, including consolidated balance sheets as at December 31, 2013, December 31, 2012 and January 1, 2012 and the consolidated statements of operations, comprehensive loss, cash flows, and equity for the years ended December 31, 2013 and December 31, 2012 and related notes, together with the reports of the registered public accounting firm thereon (incorporated by reference to Exhibit 99.3 of the Form 40-F).

4.3	The management's discussion and analysis of Kinross Gold Corporation for the financial year ended December 31, 2013 (incorporated by reference to Exhibit 99.2 of the Form 40-F).
4.4

The management information circular of Kinross Gold Corporation dated March 26, 2014, in connection with the annual meeting of Kinross Gold Corporation's shareholders to be held on May 8, 2014 (incorporated by reference to Exhibit 99.2 to Kinross Gold Corporation's Form 6-K, furnished to the Securities and Exchange Commission on April 7, 2014).

4.5	The news release of Kinross Gold Corporation dated October 21, 2014 (incorporated by reference to Exhibit 99.1 to Kinross Gold Corporation's Form 6-K, furnished to the SEC on October 22, 2014).
4.6

The unaudited interim condensed consolidated financial statements of Kinross Gold Corporation for the three and nine months ended September 30, 2014, including consolidated balance sheets as at September 30, 2014 and December 31, 2013, and the consolidated statements of operations, comprehensive income (loss), cash flows and equity for the three and nine months ended September 30, 2014 and 2013 and related notes (incorporated by reference to Exhibit 99.1 to Kinross Gold Corporation's Form 6-K, furnished to the Commission on November 5, 2014).

4.7

The management's discussion and analysis of Kinross Gold Corporation for the three and nine months ended September 30, 2014 (incorporated by reference to Exhibit 99.1 to Kinross Gold Corporation's Form 6-K, furnished to the Commission on November 5, 2014).

5.1	Consent of KPMG LLP (included as Exhibit 23.1 to Form S-4).
5.2	Consent of Sullivan & Cromwell LLP, U.S. counsel to Kinross Gold Corporation and the guarantors named herein (included as Exhibit 23.2 to Form S-4).
5.3	Consent of Osler, Hoskin & Harcourt LLP, Canadian counsel to Kinross Gold Corporation, Aurelian Resources Inc. and Red Back Mining Inc. (included as Exhibit 23.3 to Form S-4).
5.4	Consent of Blake, Cassels & Graydon LLP, Canadian counsel to Red Back Mining Mauritania No. 2 Limited (included as Exhibit 23.4 to Form S-4).

Exhibit No.
5.5	Consent of Perkins Coie LLP, Alaska and Washington counsel to Crown Resources Corporation and Melba Creek Mining, Inc. (included as Exhibit 23.5 to Form S-4).
5.6	Consent of Conyers Dill & Pearman, Bermuda counsel to BGO (Bermuda) Ltd. (included as Exhibit 23.6 to Form S-4).
5.7	Consent of Veirano Advogados, Brazil counsel to Kinross Brasil Mineraçao S.A. (included as Exhibit 23.7 to Form S-4).
5.8	Consent of Carey y Cia, Chilean counsel to Compañía Minera Mantos de Oro and Compañía Minera Maricunga (included as Exhibit 23.8 to Form S-4).
5.9	Consent of John Sims (included as Exhibit 23.9 to Form S-4).
6.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).
7.1

Indenture dated as of August 22, 2011 among Kinross Gold Corporation, as issuer, Aurelian Resources Inc., BGO (Bermuda) Ltd., Kinross Brasil Mineraçao S.A., Kinross Gold U.S.A. Inc., Crown Resources Corporation, Fairbanks Gold Mining, Inc., Melba Creek Mining, Inc., Compañía Minera Mantos de Oro, Compañía Minera Maricunga, Red Back Mauritania No. 2 Limited, Red Back Mining Inc. and Round Mountain Gold Corporation, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to Kinross Gold Corporation's Form S-4 filed with the Commission on April 27, 2012).

Exhibits to Form S-4

Exhibit No.
3.1	Certificate of Incorporation of BGO (Bermuda) Ltd. (incorporated by reference to Exhibit 3.1 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.2	Bye-laws of BGO (Bermuda) Ltd. (incorporated by reference to Exhibit 3.2 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.3	Bylaws of Kinross Brasil Mineraçao S.A.
3.4	Articles of Incorporation of Crown Resources Corporation (incorporated by reference to Exhibit 3.6 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.5	Bylaws of Crown Resources Corporation (incorporated by reference to Exhibit 3.7 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.6	Certificate of Incorporation of Fairbanks Gold Mining, Inc. (incorporated by reference to Exhibit 3.8 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.7	Bylaws of Fairbanks Gold Mining, Inc. (incorporated by reference to Exhibit 3.9 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.8	Articles of Incorporation of Melba Creek Mining, Inc. (incorporated by reference to Exhibit 3.10 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.9	Bylaws of Melba Creek Mining, Inc. (incorporated by reference to Exhibit 3.11 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.10	Bylaws of Compañía Minera Maricunga.
3.11	Bylaws of Compañía Minera Mantos de Oro (incorporated by reference to Exhibit 3.13 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.12	Certificate of Incorporation of Round Mountain Gold Corporation (incorporated by reference to Exhibit 3.14 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
3.13	Bylaws of Round Mountain Gold Corporation (incorporated by reference to Exhibit 3.15 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).
4.1	Form of 5.95% Senior Notes due 2024 of Kinross Gold Corporation being registered pursuant to the Securities Act of 1933.
4.2

Indenture dated as of August 22, 2011 among Kinross Gold Corporation, as issuer, Aurelian Resources Inc., BGO (Bermuda) Ltd., Kinross Brasil Mineraçao S.A., Kinross Gold U.S.A. Inc., Crown Resources Corporation, Fairbanks Gold Mining, Inc., Melba Creek Mining, Inc., Compañía Minera Mantos de Oro, Compañía Minera Maricunga, Red Back Mauritania No. 2 Limited, Red Back Mining Inc. and Round Mountain Gold Corporation, as guarantors, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to Kinross Gold Corporation's Form S-4, filed with the Commission on April 27, 2012).

4.3

Registration Rights Agreement dated as of March 6, 2014 among Kinross Gold Corporation, Aurelian Resources Inc., BGO (Bermuda) Ltd., Kinross Brasil Mineraçao S.A., Crown Resources Corporation, Fairbanks Gold Mining, Inc., Melba Creek Mining, Inc., Compañía Minera Mantos de Oro, Compañía Minera Maricunga, Red Back Mauritania No. 2 Limited, Red Back Mining Inc. and Round Mountain Gold Corporation, as guarantors, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC as representatives of the initial purchasers named therein.

5.1	Opinion of Sullivan & Cromwell LLP, U.S. counsel to Kinross Gold Corporation and the guarantors named herein.

Exhibit No.
5.2	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to Kinross Gold Corporation, Aurelian Resources Inc. and Red Back Mining Inc.
5.3	Opinion of Blake, Cassels & Graydon LLP, Canadian counsel to Red Back Mining Mauritania No. 2 Limited.
5.4	Opinion of Perkins Coie LLP, Alaska and Washington counsel to Crown Resources Corporation and Melba Creek Mining, Inc.
5.5	Opinion of Conyers Dill & Pearman, Bermuda counsel to BGO (Bermuda) Ltd.
5.6	Opinion of Veirano Advogados, Brazil counsel to Kinross Brasil Mineraçao S.A.
5.7	Opinion of Carey y Cia, Chilean counsel to Compañía Minera Mantos de Oro and Compañía Minera Maricunga.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Sullivan & Cromwell LLP, U.S. counsel to Kinross Gold Corporation and the guarantors named herein (included in Exhibit 5.1 above).
23.3	Consent of Osler, Hoskin & Harcourt LLP, Canadian counsel to Kinross Gold Corporation, Aurelian Resources Inc. and Red Back Mining Inc. (included in Exhibit 5.2 above).
23.4	Consent of Blake, Cassels & Graydon LLP, Canadian counsel to Red Back Mining Mauritania No. 2 Limited. (included in Exhibit 5.3 above).
23.5	Consent of Perkins Coie LLP, Alaska and Washington counsel to Crown Resources Corporation and Melba Creek Mining, Inc. (included in Exhibit 5.4 above).
23.6	Consent of Conyers Dill & Pearman, Bermuda counsel to BGO (Bermuda) Ltd. (included in Exhibit 5.5 above).
23.7	Consent of Veirano Advogados, Brazil counsel to Kinross Brasil Mineraçao S.A. (included in Exhibit 5.6 above).
23.8	Consent of Carey y Cia, Chilean counsel to Compañía Minera Mantos de Oro and Compañía Minera Maricunga. (included in Exhibit 5.7 above).
23.9	Consent of John Sims.
24.1	Powers of Attorney (included on signature pages to the S-4 Registration Statement).
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee, on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.

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TABLE OF ADDITIONAL REGISTRANTS Form F-10
Form S-4
PART 1 INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
TABLE OF CONTENTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
NOTE REGARDING FORWARD-LOOKING STATEMENTS
NOTICE REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
EXCHANGE RATE INFORMATION
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
PROSPECTUS SUMMARY
Summary Of Terms Of The Exchange Offer
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
Consolidated Statements of Operations
Balance Sheet Information
Cash Dividends Declared Per Common Share (in $)
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
KINROSS
GENERAL DEVELOPMENT OF THE BUSINESS
EXCHANGE OFFER
USE OF PROCEEDS
CONSOLIDATED CAPITALIZATION
EARNINGS COVERAGE
DESCRIPTION OF THE NOTES AND GUARANTEES
U.S. FEDERAL INCOME TAX CONSEQUENCES
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS
INTERESTS OF QUALIFIED PERSONS
VALIDITY OF NOTES AND GUARANTEES
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
KINROSS GOLD CORPORATION FORM F-10 PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS TO FORM F-10
FORM F-10 PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
FORM F-10 SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
FORM S-4 PART II INFORMATION NOT REQUIRED IN PROSPECTUS
FORM S-4 SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
SIGNATURES
POWERS OF ATTORNEY
INDEX TO EXHIBITS